EXHIBIT 10.10

                              EMPLOYMENT AGREEMENT

This employment agreement ("Agreement") is made and entered into as of this date by and between ELGIN TECHNOLOGIES, INC. ("Corporation"), and JONATHAN SCOTT HARRIS ("Employee").

WHEREAS, Employer and Employee desire that the term of this Agreement begin on February 21, 2000 ("Effective Date").

WHEREAS, Employer desires to employ Employee as its President and Chief Executive Officer and Employee is willing to accept such employment by Employer, on the terms and subject to the conditions set forth in this Agreement.

NOW THEREFORE, IT IS AGREED AS FOLLOWS:

Section 1. Duties. During the term of this Agreement, Employee agrees to be employed by and to serve Employer as its President and Chief Executive Officer, and Employer agrees to employ and retain Employee in such capacities. Employee shall devote the substantial portion of his business time, energy, and skill to the affairs of the Employer as Employee shall report to the Employer's Board of Directors and at all times during the term of this Agreement shall have powers and duties at least commensurate with his position as President and Chief Executive Officer.

Section 2. Term of Employment.

2.1 Definitions. For the purposes of this Agreement the following terms shall have the following meanings:

      A. "Termination For Cause" shall mean termination by Employer of Employee's employment by Employer by reason of Employee's willful dishonesty towards, fraud upon, or deliberate injury or attempted injury to, Employer or by reason of Employee's willful material breach of this Agreement that has resulted in material injury to Employer.

      B. "Termination Other Than For Cause" shall mean termination by Employer of Employee's employment by Employer (other than in a Termination for Cause) and shall include constructive termination of Employee's employment by reason of material breach of this Agreement by Employer, such constructive termination to be effective upon notice from Employee to Employer of such constructive termination.

      C. "Voluntary Termination" shall mean termination by Employee of Employee's employment by Employer other than (i) constructive termination as described in subsection 2.1(b), (ii) "Termination Upon a Change in Control," and
(iii) termination by reason of Employee's death or disability as described in Sections 2.5 and 2.6.

      D. "Termination Upon a Change in Control" shall mean a termination by Employee of Employee's employment with Employer within 120 days following a "Change in Control."

      E. "Change in Control" shall mean (i) the time that Employer first determines that any person and all other persons who constitute a group (within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934 ("Exchange Act")) have acquired direct or indirect beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of twenty percent (20%) or more of Employer's outstanding securities, unless a majority of the "Continuing Directors" approves the acquisition not later than ten (10) business days after Employer makes that determination, or (ii) the first day on which a majority of the members of the Employer's Board of Directors are not "Continuing Directors."

      F. "Continuing Directors" shall mean, as of any date of determination, any member of the Board of Directors of Employer who (i) was a member of that Board of Directors on February 21, 2000, (ii) has been a member of that Board of Directors for the two years immediately preceding such date of determination, or
(iii) was nominated for election or elected to the Board of Directors with the affirmative vote of the greater of (x) a majority of the Continuing Directors who were members of the Board at the time of such nomination or election or (y) at least four Continuing Directors.

2.2 Initial Term. The term of employment of Employee by Employer shall be for a period of two (2) years beginning on the Effective Date ("Initial Term"), unless terminated earlier pursuant to this Section. At any time prior to the expiration of the Initial Term, Employer and Employee may by mutual written agreement extend Employee's employment under the terms of this Agreement for such additional periods as they may agree.

2.3 Termination For Cause. Termination For Cause may be effected by Employer at any time during the term of this Agreement and shall be effected by written notification to Employee. Upon Termination For Cause, Employee shall promptly be paid all accrued salary, bonus compensation to the extent earned, vested deferred compensation (other than pension plan or profit sharing plan benefits which will be paid in accordance with the applicable plan), any benefits under any plans of the Employer in which Employee is a participant to the full extent of Employee's rights under such plans, accrued vacation pay and any appropriate business expenses incurred by Employee in connection with his duties hereunder, all to the date of termination, but Employee shall not be paid any other compensation or reimbursement of any kind, including without limitation, severance compensation.

2.4 Termination Other Than For Cause. Notwithstanding anything else in this Agreement, Employer may effect a Termination Other Than For Cause at any time upon giving written notice to Employee of such termination. Upon any Termination Other Than For Cause, Employee shall promptly be paid all accrued salary, bonus compensation to the extent earned, vested deferred compensation (other than pension plan or profit sharing plan benefits which will be paid in accordance with the applicable plan), any benefits under any plans of the Employer in which Employee is a participant to the full extent of Employee's rights under such plans (including accelerated vesting, if any, of awards granted to Employee under the Employer's stock option plan), accrued vacation pay and any appropriate business expenses incurred by Employee in connection with his duties hereunder, all to the date of termination, and all severance compensation provided in Section 4.2, but no other compensation or reimbursement of any kind.

2.5 Termination by Reason of Disability. If, during the term of this Agreement, Employee, in the reasonable judgment of the Board of Directors of Employer, has failed to perform his duties under this Agreement on account of illness or physical or mental incapacity, and such illness or incapacity continues for a period of more than six (6) consecutive months, Employer shall have the right to terminate Employee's employment hereunder by written notification to Employee and payment to Employee of all accrued salary, bonus compensation to the extent earned, vested deferred compensation (other than pension plan or profit sharing plan benefits which will be paid in accordance with the applicable plan), any benefits under any plans of the Employer in which Employee is a participant to the full extent of Employee's rights under such plans, accrued vacation pay and any appropriate business expenses incurred by Employee in connection with his duties hereunder, all to the date of termination, with the exception of medical and dental benefits which shall continue through the expiration of the Initial Term, but Employee shall not be paid any other compensation or reimbursement of any kind, including without limitation, severance compensation.

2.6 Death. In the event of Employee's death during the term of this Agreement, Employee's employment shall be deemed to have terminated as of the last day of the month during which his death occurs and Employer shall promptly pay to his estate or such beneficiaries as Employee may from time to time designate all accrued salary, bonus compensation to the extent earned, vested deferred compensation (other than pension plan or profit sharing plan benefits which will be paid in accordance with the applicable plan), any benefits under any plans of the Employer in which Employee is a participant to the full extent of Employee's rights under such plans, accrued vacation pay and any appropriate business expenses incurred by Employee in connection with his duties hereunder, all to the date of termination, but Employee's estate shall not be paid any other compensation or reimbursement of any kind, including without limitation, severance compensation.

2.7 Voluntary Termination. In the event of a Voluntary Termination, Employer shall promptly pay all accrued salary, bonus compensation to the extent earned, vested deferred compensation (other than pension plan or profit sharing plan benefits which will be paid in accordance with the applicable plan), any benefits under any plans of the Employer in which Employee is a participant to the full extent of Employee's rights under such plans, accrued vacation pay and any appropriate business expenses incurred by Employee in connection with his duties hereunder, all to the date of termination, but no other compensation or reimbursement of any kind, including without limitation, severance compensation.

2.8 Termination Upon a Change in Control. In the event of a Termination Upon a Change in Control, Employee shall immediately be paid all accrued salary, bonus compensation to the extent earned, vested deferred compensation (other than pension plan or profit sharing plan benefits which will be paid in accordance with the applicable plan), any benefits under any plans of the Employer in which Employee is a participant to the full extent of Employee's rights under such plans (including accelerated vesting, if any, of any awards granted to Employee under Employer's Stock Option Plan), accrued vacation pay and any appropriate business expenses incurred by Employee in connection with his duties hereunder, all to the date of termination, and all severance compensation provided in Section 4.1, but no other compensation or reimbursement of any kind.

2.9 Notice of Termination. Employer may effect a termination of this Agreement pursuant to the provisions of this Section upon giving thirty (30) days' written notice to Employee of such termination. Employee may effect a termination of this Agreement pursuant to the provisions of this Section upon giving thirty
(30) days' written notice to Employer of such termination.

Section 3. Salary, Benefits and Bonus Compensation.

3.1 Base Salary. As payment for the services to be rendered by Employee as provided in Section 1 and subject to the terms and conditions of Section 2, Employer agrees to pay to Employee a "Base Salary" during the Initial Term and any extensions thereof in the amount of ONE HUNDRED AND FIFTY THOUSAND DOLLARS $150,000 per annum payable in equal monthly installments of TWELVE THOUSAND FIVE HUNDRED DOLLARS ($12,500).

3.2 Bonuses. Employee shall be eligible to receive a bonus for each year (or portion thereof) during the Initial Term and any extensions thereof this Agreement and any extensions thereof, based upon the financial performance of the Employer during such year, as follows:

(a) TWENTY FIVE THOUSAND DOLLARS ($25,000), if the Employer attains annual sales of at least TWELVE MILLION DOLLARS (($12,000,000), plus

(b) TWENTY FIVE THOUSAND DOLLARS ($25,000) if the Employer attains annual EBITDA of at least FIVE HUNDRED THOUSAND DOLLARS ($500,000)

3.3 Additional Benefits. During the term of this Agreement, Employee shall be entitled to the following additional benefits:

      A. Employee Benefits. Employee shall be eligible to participate in such of Employer's benefits and deferred compensation plans as are now generally available or later made generally available to executive officers of the Employer, including, without limitation, Employer's Stock Option Plan, profit sharing plans, annual physical examinations, dental and medical plans, personal catastrophe and disability insurance, financial planning, retirement plans and supplementary executive retirement plans, if any. For purposes of establishing the length of service under any benefit plans or programs of Employer, Employee's employment with the Employer will be deemed to have commenced on the Effective Date. Notwithstanding the general availability of the foregoing benefit plans to the Employers's executive officers, Employer will in any event provide to Employee during the Initial Term and any extensions therof:

            (i) Major Medical Insurance coverage for the Employee, his wife and his children; and

            (ii) Non-statutory options to purchase TWO HUNDRED THOUSAND (200,000) shares of the Employer's common stock for each year that this agreement is in effect, at an exercise price equal to the average market bid price for the thirty (30) day period preceding the date of such options, to be granted by the Employer on or about the forty-fifth day following the end of each year of the term hereof Each such option will vest over the three (3) year period commencing on the date that it is granted at the rate of thirty-three and thirty-three one-hundredths percent (33.33%) per year.

      D. Vacation. Employee shall be entitled to four (4) weeks of vacation during each year during the term of this Agreement and any extensions thereof, prorated for partial years.

      C. Moving and Temporary Housing Costs. The Employer will reimburse Employee for fifty percent (50%) of his reasonable moving costs associated with his relocation and one hundred percent (100%) of a temporary furnished executive residence for a reasonable period of time until he has secured permanent housing.

      D. Automobile Allowance. For the Initial Term and any extensions thereof, the corporation shall provide Employee with a reasonable annual automobile allowance.

      E. Reimbursement for Expenses. During the Initial Term and any extensions thereof, Employer shall reimburse Employee for reasonable and properly documented out-of-pocket business and/or entertainment expenses incurred by Employee in connection with his duties under this Agreement.

Section 4. Severance Compensation.

4.1 Severance Compensation in the Event of a Termination Upon a Change in Control. In the event Employee's employment is terminated in a Termination Upon a Change in Control, Employee shall be paid as severance compensation his Base Salary (at the rate payable at the time of such termination), for a period of the lesser of the remaining portion of the Initial Term or four (4) months from the date of such termination provided, however, that if Employee is employed by a new employer during such period, the severance compensation payable to Employee during such period will be reduced by the amount of compensation that Employee actually receives from the new employer. However, Employee is under no obligation to mitigate the amount owed Employee pursuant to this Section by seeking other employment or otherwise. Notwithstanding anything in this Section to the contrary, Employee may in Employee's sole discretion, by delivery of a notice to Employer within thirty (30) days following a Termination Upon a Change in Control, elect to receive Compensation in the form of a lump sum severance payment by bank cashier's check equal to the present value of the flow of cash payments that would otherwise be paid to Employee pursuant to this Section. Employee shall also be entitled to an accelerated vesting of any awards granted to Employee under the Employer's Stock Option Plan to the extent provided in the stock option agreement entered into at the time of grant, if any. Employee shall continue to accrue retirement benefits and shall continue to enjoy any benefits under any plans of the Employer in which Employee is a participant to the full extent of Employee's rights under such plans, including any perquisites provided under this Agreement, though the remaining term of this Agreement; provided, however, that the benefits under any such plans of the Employer in which Employee is a participant, including any such perquisites, shall cease upon re-employment by a new employer.

4.2 Severance Compensation in the Event of a Termination Other Than for Cause. In the event Employee's employment is terminated in a Termination Other Than for Cause, Employee shall be paid as severance compensation his Base Salary (at the rate payable at the time of such termination), for a period of the lesser of the remaining portion of the Initial Term or four (4) months from the date of such termination, on the dates specified in Section 3.1; provided, however, that if Employee is employed by a new employer during such period, the severance compensation payable to Employee during such period will be reduced by the amount of compensation that Employee is receiving from the new employer. Employee is under no obligation to mitigate the amount owed to the Employee pursuant to this Section by seeking employment or other compensation. Employee shall be entitled to an accelerated vesting of any awards granted to Employee under Employer's Stock Option Plan to the extent provided in the stock option agreement entered into at the time of grant, if any.

4.3 No Severance Compensation Upon Other Termination. In the event of a Voluntary Termination, Termination For Cause, termination by reason of Employee's disability pursuant to Section 2.6, Employee or his estate shall not be paid any severance compensation.

4.4 Limit on Aggregate Compensation Upon a Change in Control. Notwithstanding anything else in this Agreement, solely in the event of a Termination Upon a Change in Control pursuant to Section 2.8, the amount of severance compensation paid to Employee under Section 2 and 4 or otherwise, but exclusive of any payments to Employee in respect of any stock options then held by Employee (or any compensation deemed to be received by Employee in connection with the exercise of any stock options at any time) or by virtue of Employee's exercise of a Limited Right under the Option Plan upon a Change in Control, shall not include any amount that Employer is prohibited from deducting for federal income tax purposes by virtue of Section 280G of the Internal Revenue Code or any successor provision.

Section 5. Payment Obligations. Employer's obligation to pay Employee the compensation and to make the arrangements provided herein shall be unconditional, and Employee shall have no obligation whatsoever to mitigate damages hereunder. If litigation after a Change in Control shall be brought to enforce or interpret any provision contained herein, Employer, to the extent permitted by applicable law and the Employers' Articles of Incorporation and Bylaws, hereby indemnifies Employee for Employee's reasonable attorneys' fees and disbursements incurred in such litigation.

Section 6. Confidentiality. Employee agrees that all confidential and proprietary information relating to the business of Employer shall be kept and treated as confidential both during and after the term of this Agreement, except as may be permitted in writing by Employer's Board of Directors or as such information is within the public domain or comes within the public domain without any breach of this Agreement.

Section 7. Withholdings. All compensation and benefits to Employee hereunder shall be reduced by all federal, state, local and other withholdings and similar taxes and payments required by applicable law.

Section 8. Indemnification. In addition to any rights to indemnification to which Employee is entitled to under the Employer's Articles of Incorporation and Bylaws, Employer shall indemnify Employee at all times during and after the term of this Agreement to the maximum extent permitted under any applicable state law, and shall pay Employee's expenses in defending any civil or criminal action, suit, or proceeding in advance of the final disposition of such action, suit or proceeding, to the maximum extent permitted under such applicable state laws.

Section 9. Notices. Notice under this Agreement shall be in writing, sent by mail, national overnight delivery service or facsimile and shall be effective when actually delivered. If mailed, notice shall be deemed effective 48 hours after mailing as registered or certified mail, postage prepaid, directed to the other party at the address set forth below or such other address as the party may indicate by written notice to the other:

            To Employer:

                  Elgin Technologies
                  12 Executive Drive
                  Hudson, NH 03051
                  Attention: Chairman of the Board

            With a copy to:

                  Duane L. Berlin, Esq.
                  Lev & Berlin, P.C.
                  535 Connecticut Avenue
                  Norwalk, CT. 06854

            To Employee:

                  Mr. Jonathon Scott Harris

Section 10. Waiver. Failure of either party at any time to require performance of any provision of this Agreement shall not limit the party's right to enforce the provision, nor shall any waiver of any breach of any provision be a waiver of any succeeding breach of any provision or a waiver of the provision itself for any other provision.

Section 11. Assignment. Except as otherwise provided within this Agreement, neither party hereto may transfer or assign this Agreement without prior written consent of the other party.

Section 12. Law Governing. This Agreement shall be governed by and construed in accordance with the laws of the State of New Hampshire.

Section 13. Arbitration. If at any time during the term of this Agreement any dispute, difference, or disagreement shall arise upon or in respect of the Agreement, and the meaning and construction hereof every such dispute, difference, and disagreement shall be referred to a single arbiter agreed upon by the parties, or if no single arbiter can be agreed upon, an arbiter or arbiters shall be selected in accordance with the rules of the American Arbitration Association and such dispute, difference, or disagreement shall be settled by arbitration in accordance with the then prevailing commercial rules of the American Arbitration Association, and judgment upon the award rendered by the arbiter may be entered in any court having jurisdiction thereof.

Section 14. Attorney Fees. In the event an arbitration, suit or action is brought by any party under this Agreement to enforce any of its terms, or in any appeal therefrom, it is agreed that the prevailing party shall be entitled to reasonable attorneys fees to be fixed by the arbitrator, trial court, and/or appellate court.

Section 15. Titles and Captions. All article, section and paragraph titles or captions contained in this Agreement are for convenience only and shall not be deemed part of the context nor affect the interpretation of this Agreement.

Section 16. Entire Agreement. This Agreement contains the entire understanding between and among the parties and supersedes any prior understandings and agreements among them respecting the subject matter of this Agreement.

Section 17. Agreement Binding. This Agreement shall be binding upon the heirs, executors, administrators, successors and assigns of the parties hereto.

Section 18. Further Action. The parties hereto shall execute and deliver all documents, provide all information and take or forbear from all such action as may be necessary or appropriate to achieve the purposes of this Agreement.

Section 19. Counterparts. This Agreement may be executed in several counterparts and all so executed shall constitute one Agreement, binding on all the parties hereto even though all the parties are not signatories to the original or the same counterpart.

N WITNESS WHEREOF, the parties have executed this agreement as of the date first set forth above.

EMPLOYER
ELGIN TECHNOLGIES, INC.

/s/ Michael Smith
-------------------------------------
By: Michael Smith
Its: Interim Chief Executive Officer


EMPLOYEE
JONATHAN SCOTT HARRIS

/s/ Jonathan Scott Harris
-------------------------------------

                                                                     EXHIBIT A-1

                      The Elgin Master Light Ballast System
                    Market Potential and Economic Uncertainty

                                                                       Henry Lee
                                                                    Joe Cavicchi

                                                                    June 8, 1998

                                              ----------------------------------

                                              THE ECONOMICS RESOURCE GROUP, INC.

                                                               One Mifflin Place
                                                             Cambridge, MA 02138
                                                                  (617) 491-4900

Elgin MLBS                                                                     2
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I     INTRODUCTION

The Elgin Master Light Ballast System (MLBS) is a highly efficient fluorescent lighting ballast system that delivers considerable operating cost savings and high quality features when compared against any currently available fluorescent light ballast. In conjunction with the imminent introduction of the MLBS in the marketplace, Mason Cabot and Elgin Corporation have asked The Economics Resource Group, Inc. to evaluate three critical questions: i) What is the size of the market that the MLBS could potentially capture both nationally as well as within selected states?(1), ii) What is the value of the MLBS in light of the size and location of the markets?, and iii) What will be the effects of electric industry restructuring on the MLBS markets?

These questions are of significance to Elgin because the markets in which the MLBS will be introduced have historically been heavily influenced by both federal and state government. Heretofore, a substantial portion of the demand for efficient fluorescent lighting ballasts has been driven by government and state mandated demand side management (DSM) and energy efficiency programs. The proliferation of these programs has resulted in the investment of substantial monies directed toward the replacement of antiquated, inefficient fluorescent lighting and ballast systems, as well as incandescent lighting systems.

At the same time, electricity industry restructuring is creating an exciting new opportunity for the MLBS. Although many federal and state programs will continue, the introduction of competition amongst suppliers of electricity is establishing a landscape where the savvy electricity marketer or utility subsidiary is bundling a variety of products in order to offer the lowest costs to a consumer. An important component of such an "electricity package" will be simple, easy to install, energy efficient products that allow a marketer to boast energy savings for the consumer and as a result offer the consumer a lower energy price.

The following three sections of this report examine respectively the size of the current and future markets available to the MLBS, the potential MLBS sales volume and value, and how electricity industry restructuring is changing electricity

----------
(1) The states of New Jersey, Pennsylvania, Maryland, Ohio, Wisconsin and California are studied in detail in this report.

                                                                           DRAFT
                                              THE ECONOMICS RESOURCE GROUP, INC.

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Elgin MLBS                                                                     3
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markets in states and regions. First we analyze the potential market share that the MLBS could capture in the commercial lighting retrofit and new commercial building construction markets. We have purposely biased our analysis to err on the conservative size by focussing only on the commercial lighting sector.
Second we evaluate, from the perspective of a potential purchaser of the MLBS, the financial performance of the product. Within this framework the potential sales value of the MLBS to its patent holders is established. Finally we discuss the current state of electricity industry restructuring, and how it will impact the introduction of the MLBS, with a particular focus on New Jersey, Pennsylvania, Maryland, Ohio, Wisconsin and California.

                                                                           DRAFT
                                              THE ECONOMICS RESOURCE GROUP, INC.
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Elgin MLBS                                                                     4
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II    MAGNITUDE OF THE MASTER LIGHT BALLAST SYSTEM MARKET

The market potential for the MLBS is enormous. Since 1985, shipments of electronic ballasts have grown to more than 35 million units or greater than 45% of the total domestically produced ballasts shipped to the U.S. commercial sector. Possessed with a finely tuned strategy, the MLBS stands poised to capture some of this vast market.

Two markets are of most interest to distributors of the MLBS: 1) the fluorescent lighting retrofit market, and 2) the new construction market. The retrofit lighting market, driven by state and federal energy conservation programs, offers substantial distribution potential. Nationally half of the existing commercial buildings illuminated with fluorescent lights, or some 23 billion square feet, employ ballasts that are less efficient than the MLBS. Of these 23 billion square feet, more than 40% continue to use the least efficient ballast systems, sold in the U.S. prior to 1991.

The new commercial building construction market also offers substantial market opportunity for the MLBS. Each year some 2 billion square feet of new commercial building space is constructed, and most of this space will be lighted with fluorescent lamps. The combination of these two markets provide a sales potential of 150 million MLBS units.(2)

II.A  Background

The MLBS is a new technology for providing the power and control required to properly and efficiently illuminate fluorescent light bulbs. The MLBS replaces the conventional fixture configuration--where one ballast is necessary for every two fluorescent bulbs--with an electronic ballast system that combines a 16 or 32 fixture power supply with individual fixture "drivers".(3) Although electronic ballasts have

----------
(2) Although the MLBS is a "system," in order to simplify our discussion we have chosen to express sales potential in number of units where a unit corresponds to a single ballast.
(3) See Logic Laboratories, Inc., June 13, 1997, "Background and Technology Primer" for a detailed discussion of fluorescent lights, ballast technologies and the MLBS.

                                                                           DRAFT
                                              THE ECONOMICS RESOURCE GROUP, INC.

Elgin MLBS                                                                     5
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been manufactured for more than ten years, the MLBS is more efficient than any other electronic ballast system on the market.

The difference between the high efficiency magnetic and electronic ballasts is described by their names: Electronic ballasts eliminate the need for a magnet by using electronic circuitry to control the voltage and electrical current, while high efficiency magnetic ballasts are optimally designed core-coil type ballasts. Electronic ballasts reduce electricity consumption 20-25% when compared with the older core-coil design, and high efficiency magnetic ballasts reduce electricity consumption 10-15%. The MLBS represents a major improvement over existing electronic ballasts, using as much as 40% less energy than the core-coil design (see Table 1).(4)

                                    Table 1:
       Modern Ballast Electricity Savings in Comparison to Core-Coil Type
                                    Ballasts

================================================================================
      Ballast Type                 Savings Compared to Core-Coil Type Ballast
--------------------------------------------------------------------------------
High-Efficiency Magnetic                               10-15%
Electronic                                             20-25%
MLBS                                                   35-40%
================================================================================

Source: LBNL Lighting Report; Logic Laboratories, Inc., 6/13/97 "Background and Technology Primer"

Currently there are three types of fluorescent light ballast technologies available in the market: 1) high efficiency magnetic, 2) hybrid, and 3) electronic. Hybrid ballasts account for a very small share of the market, and we have ignored them in our analysis. Figure 1 shows the quantities and types of ballasts shipped to the U.S. commercial sector since 1977.(5) Sales of magnetic core-coil ballasts to the U.S. Commercial sector declined precipitously over the three year period 1988-1991, primarily as a result of the implementation of federal and state efficiency standards. Both high efficiency magnetic and electronic ballast sales skyrocketed during this period, but as Figure 1 shows electronic ballasts have begun to capture

----------
(4) See Logic Laboratories, Inc., June 13, 1997, "Background and Technology Primer."
(5) The Bureau of the Census reports the shipments of ballasts to the U.S. commercial sector. We assume that these shipments represent total sales and that the majority of ballasts are installed in the year they are shipped.

                                                                           DRAFT
                                              THE ECONOMICS RESOURCE GROUP, INC.
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Elgin MLBS                                                                     6
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an ever increasing larger share of the market. Today electronic ballasts control over 45% percent of the U.S. commercial market.

                                    Figure 1:
       Shipments of Domestically Produced Ballasts to the U.S. Commercial
                                     Sector

                               [GRAPHIC OMITTED]

Source: Bureau of the Census MQ36C; Lawrence Berkeley National Laboratory Lighting Market Sourcebook for the U.S., December 1997.

II.B  MLBS Markets

The primary target market considered in this report for the MLBS is the commercial building sector. More than 77% of existing US commercial floorspace is lit by fluorescent light fixtures and commercial buildings are the dominant users of fluorescent lighting (see Figure 2).(6)

----------
(6) Although industrial facilities rely on fluorescent lamps, the total floorspace attributed to industrial facilities is approximately 25% of that of commercial buildings. Further, numerous detailed data sources are available describing commercial building characteristics, as opposed to industrial building characteristics. Therefore, this analysis has not incorporated industrial facilities and as a

                                                                           DRAFT
                                              THE ECONOMICS RESOURCE GROUP, INC.

Elgin MLBS                                                                     7
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                                    Figure 2:
            Percent of Commercial Floorspace by Lighting Type in 1995

                               [GRAPHIC OMITTED]

Source: EIA, 1995 Commercial Building Energy Consumption Survey.

With the focus narrowed to commercial buildings two significant potential outlets for the MLBS emerge; new commercial building construction or rehabilitation and retrofitting of existing fluorescent lighting systems. Each of these markets holds substantial potential for the MLBS, but each has unique characteristics that require separate analysis. In the case of new construction, the MLBS will be competing against existing electronic ballast technology. In this situation an investor will apply an up-front cost test that may or may not adequately take into account long term operational savings. In the case of retrofits the MLBS will be competing in a market where a significant proportion of existing buildings have already been retrofitted, narrowing the potential breadth of this market. These two

--------------------------------------------------------------------------------
result our findings should be viewed as very conservative estimates. We have also not studied the potential for the MLBS to serve the residential lighting market.

                                                                           DRAFT
                                              THE ECONOMICS RESOURCE GROUP, INC.

Elgin MLBS                                                                     8
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market opportunities have different attributes over both the short and long term. The following sections develop an estimate of the potential magnitude of each of these markets.

      II.B.1 Energy Conservation Retrofits

Lighting retrofits associated with energy conservation projects represent the largest market opportunity for the MLBS. Energy conservation projects have driven the adoption of newer, more efficient ballast technologies during the previous ten years.

Figure 3 shows nationwide trends in investor owned utilities' expenditures for demand side management and energy conservation programs. This figure

                                    Figure 3:
         Demand Side Management/Energy Conservation Program Expenditures

                               [GRAPHIC OMITTED]

Source: EIA Annual Energy Review and Personal Communication with the EIA.

clearly explains why high efficiency magnetic and electronic ballast sales took off in the early 90s: Growth in energy conservation program expenditures coincides exactly with the increase in ballast sales. Prior to these programs, the majority of

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Elgin MLBS                                                                     9
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ballast sales were driven by new building construction and rehabilitation. Once the DSM programs commenced in earnest, ballast sales boomed as existing commercial and industrial building stock began to retrofit its lighting.

The prominent role that energy conservation programs have played in driving the demand for efficient ballasts is of major importance when analyzing the future retrofit market for the MLBS. Energy conservation programs target existing inefficient buildings and typically use incentives to persuade building owners to implement conservation measures. Given that the stock of existing buildings was finite when these programs were conceived, it is imperative to consider how many commercial buildings have been retrofitted since the programs' inception in order to determine the remaining size of the retrofit market.

Figure 4 shows the percentage of commercial floorspace with energy efficient ballasts by census division as reported in the ETA Commercial Building Energy Consumption Survey (CBECS).(7) These data show that the Northeast and the Pacific currently have more floorspace with energy efficient ballasts than other parts of the country and that 48% of the total floorspace in the United States is lighted by these ballasts. Figure 4 clearly demonstrates the importance of recognizing the extent to which existing commercial building floorspace currently uses energy efficient ballasts. Unfortunately these data reveal percentages by census division, and we are looking for data at the state level. To overcome this problem we developed a methodology to estimate the extent to which energy conservation programs have penetrated the existing stock of commercial buildings in specific states.(8) This methodology was used to estimate the square footage of commercial buildings with energy efficient ballasts in the states of interest.

----------
(7) These percentages are subject to a +/- 10-15% error.
(8) See Appendix A-1 for a detailed description of the methodology.

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                                              THE ECONOMICS RESOURCE GROUP, INC.
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Elgin MLBS                                                                    10
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                                    Figure 4:
       Percent of Commercial Floorspace with Energy Efficient Ballasts by
                                Census Division

                               [GRAPHIC OMITTED]

Source: EIA, 1995 Commercial Building Consumption Survey.

The results of the application of the methodology described above are shown in Tables 2 and 3 for each of the states considered in this study. These tables present an estimate of the quantity of commercial floorspace in each of the states, quantities of floorspace that use fluorescent lights, incandescent lights and other lights (derived from Figure 1), the percentage distributions of ballasts for the square footage lit with fluorescent lights and estimates of the potential size of the MLBS market in each of the six states analyzed.

Table 2 shows the extent to which electronic and high efficiency ballasts have already been installed in existing commercial buildings. This is important when evaluating the market potential of the MLBS because the largest energy savings occur when the MLBS replaces a core-coil ballast. Those buildings where core-coil ballasts still are utilized represent the greatest market potential for the MLBS in

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Elgin MLBS                                                                    11
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the short term, while efficient magnetic ballasts are the next logical target retrofit market. The potential for the MLBS to supplant recently installed electronic ballasts is minimal as the resulting energy savings are not large enough to justify the investment.

                                    Table 2:
              Commercial Sector Lighting and Ballast Type by State

===========================================================================================================================
                                         Lighting Type (millions ft(2))                      Ballast Type
State                             Total    Incandescent   Fluorescent  Other    Standard   Efficient-Magnetic    Electronic
---------------------------------------------------------------------------------------------------------------------------
Pennsylvania                      2,625         368          2,021       236      44.3%           49.7%              5.9%

New Jersey                        2,225         312          1,713       200      44.3%           49.7%              5.9%

Maryland                          1,751         245          1,348       158      48.8%           45.3%              5.9%

Ohio                              2,955         414          2,275       266      55.9%           38.9%              5.2%

Wisconsin                         1,153         161            887       104      55.9%           38.2%              5.9%

California                        6,346         888          4,887       571      45.1%           31.3%             23.6%
---------------------------------------------------------------------------------------------------------------------------
Total                            17,055       2,388         13,132     1,535      47.8%           39.8%             12.4%
===========================================================================================================================

Note: 1) Commercial floorspace is estimated by multiplying the total commercial consumption of electricity (EIA, Electric Power Annual, 1997) by the average percentage of electricity consumed by lighting (28%, commercial Building Energy Consumption Survey", EIA, 1995, see also LBNL "Lighting Market Sourcebook," p.22) and dividing by 3.6 kwh/sq. ft/yr which is the average lighting density of commercial buildings weighted by commercial building type. (LBNL at p.25).
      2) Ballast type total percentages are weighted by fluorescent lighting square footage.

Source: EIA, 1995 Commercial Building Energy Consumption Survey: Lighting
        Efficiency Technology Report, California Energy Commission, 1997.

                                    Table 3:

                           Potential MLBS Market Size

==========================================================================================
                     Commercial Building Square Footage by       Potential to Retrofit
                          Ballast Type (millions ft(2))       Standard, Efficient Magnetic
                                                                   & Electronic Units

State              Standard    Efficient Magnetic   Electronic   (Millions of Units(1))
------------------------------------------------------------------------------------------
Pennsylvania           896            1,005              120               20
New Jersey             759              852              102               17
Maryland               658              610               80               13
Ohio                 1,272              886              117               23
Wisconsin              496              339               53                9
California           2,202            1,529            1,155               49
------------------------------------------------------------------------------------------
Total                6,283            5,222            1,628              131
==========================================================================================

Note: 1) One unit is equivalent to a single ballast used to drive one two lamp fixture.

Source: EIA, 1995 Commercial Building Energy Consumption Survey: Lighting
        Efficiency Technology Report, California Energy Commission, 1997.

Table 3 is developed by expanding a subset of the data in Table 2. For example, in the state of Ohio, it is estimated that 43% of the 1995 quantity of floorspace or

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                                              THE ECONOMICS RESOURCE GROUP, INC.
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Elgin MLBS                                                                    12
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1,271 million ft(2), are illuminated with fluorescent lights that use magnetic core-coil ballasts. Similarly, Table 3 presents the amount of floorspace that might potentially be upgraded from existing high efficiency ballasts to the MLBS. Table 3 also shows the potential MLBS sales volumes in terms of single ballasts. If the MLBS were to replace all the core-coil ballasts in the six states shown, sales of 62.8 million units would be expected, assuming that 100 square feet can be effectively illuminated by a two lamp fixture.

Although this report provides estimates of the total potential retrofit market size available for the MLBS, the actual amount of retrofit penetration that could be achieved by the MLBS is dependent upon numerous factors. A subset of these factors--electricity industry competition and future energy conservation programs--are considered in this report. Other factors such as existing competitor market penetration and name recognition, consumer knowledge of the product and confidence in the product, marketing technique, most appropriate production plans, etc. have not been evaluated in this report, but are also important.

      II.B.2 New Commercial Building Construction

The Energy Information Agency (ETA) indicates in its 1998 Annual Energy Outlook that commercial building construction increased dramatically in the mid-90s, especially in the southeast part of the country.(9) This growth is forecasted to decline slightly between 1999-2002 and then level off. On a floorspace basis these forecasted additions are almost 2 billion square feet in the year 1998 and correspond to ballast sales of between 20 and 30 million units.(10) Furthermore, these data do not include those buildings that are rehabilitated each year which would represent an additional source of new construction. Figure 5 depicts the EIA forecasts by census region.

----------
(9) To estimate the yearly square footage of new commercial building space additions requires the collection of data on commercial building additions. These data are collected and compiled by the Energy Information Administration
(EIA), aggregated by census divisions, and encompass both historically observed building additions and forecasts of future additions.
(10) The amount of square footage illuminated with one 2 bulb fluorescent light fixture can vary from 70-100ft(2)/fixture where each fixture requires one ballast.

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                                              THE ECONOMICS RESOURCE GROUP, INC.
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Elgin MLBS                                                                    13
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                                    Figure 5:
                 New Commercial Construction by Census Division

                               [GRAPHIC OMITTED]

Source:  EIA Annual Energy Outlook 1998, National Energy Modeling System.

We have focussed particular attention on the states of Pennsylvania, New Jersey, Maryland, Ohio, Wisconsin and California. Therefore, estimates of new commercial building construction by state were developed and are shown in Figure 6.(11) California clearly projects significant commercial building additions during the next ten years with a year 2000 market of 160 million square feet, or in terms of potential ballast sales, approximately 2 million new ballasts. Using these ratios, new construction in Ohio could demand as many as 500,000 new ballasts per year while Pennsylvania may demand around 750,000 new ballasts. The approximately

----------
(11) To extend the analysis of new commercial floor space additions to individual states required an understanding of construction activity in one state versus another in order to disaggregate the data from the census division level to individual state level. Because the level of construction activity is a good measure of building construction, the ratio of state to census division construction gross domestic product (GDP) was used to infer each state's level of commercial building additions.

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                                              THE ECONOMICS RESOURCE GROUP, INC.
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Elgin MLBS                                                                    14
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400 million square feet of building space assumed under construction in these six states in 1998 translates to potential sales of between 4-6 million ballasts. New commercial building construction represents an excellent market opportunity for the MLBS.

                                    Figure 6:
                      New Commercial Construction By State

                               [GRAPHIC OMITTED]

Source: EIA Annual Energy Outlook 1998, National Energy Modeling System.

II.C  Summary

The magnitude of the potential new construction market and the retrofit markets for the MLBS is considerable. Clearly in the short term, both markets should be targeted. The extent to which new construction markets will be penetrated will depend upon how much value is placed upon attributes of the MLBS that differentiate it from other available products. The growth in the retrofit market is presently very large and will remain so for most of the next decade, but the growth in this market will decrease over tine.

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                                              THE ECONOMICS RESOURCE GROUP, INC.
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Elgin MLBS                                                                    15
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In the following sections of the report, we provide an economic analysis, which in turn allows us to value the MLBS based on the perspective of an investor considering whether or not to install it. We also explore the potential volatility of both the retrofit and new construction markets in conjunction with electric industry restructuring.

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                                              THE ECONOMICS RESOURCE GROUP, INC.
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Elgin MLBS                                                                    16
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III   MLBS NEW CONSTRUCTION AND RETROFIT PROJECT ECONOMIC ANALYSIS AND PRODUCT
      VALUE

Our analysis finds that installation of the MLBS is desirable for either a retrofit or new construction application. Standard project financial performance indicators are favorable for each of the states examined. For example, project internal rates of return are consistently 20-30 percent, even when sensitized to incorporate pessimistic assumptions. In states such as California and New Jersey, where commercial electricity rates are among the highest in the nation, internal rates of return are between 30-60 percent. In all cases, straightforward project financial analysis clearly shows that an investment in the MLBS will pay for itself by virtue of the energy savings it provides.

At the same time it is important to recognize that competing electronic ballasts will also produce favorable project financial results. The MLBS must be differentiable by more than just energy savings in order to capture a significant market share. Since the current first cost estimates of the MLBS are higher than standard electronic ballasts manufactured by companies such as Motorola or Advance, the MLBS features such as dimming and energy harvesting must be exploited. The electronic ballast industry is fiercely competitive, and the MLBS will have to overcome several barriers to gain market acceptance, including the possibility of pricing the MLBS to match its competitors in order to stimulate initial sales.

The MLBS offers its consumers a near term potential value of more than $250 million with the retrofit market providing the source of greatest value. The value is simply the calculated net present value that the MLBS provides if it were ultimately to penetrate the new construction and retrofit markets 10%. If the penetration reached 25 percent, the value would be greater than $600 million. When marketing the MLBS, these value estimates can be used to validate the potential worth of the product to an organization purchasing the right to distribute the MLBS.

A simple spreadsheet economic analysis was created to evaluate the MLBS project economics for new construction and retrofit projects as well as to estimate product value. The primary emphasis of the analysis is to examine the economic performance of the MLBS compared against; a probable competitor in the case of new construction and an inefficient magnetic core-coil ballast in the case of a

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Elgin MLBS                                                                    17
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retrofit. The economics of both of these cases are sensitized for assumed variations in the commercial price of electricity, the number of hours that lights are assumed illuminated per year and the discount rate.(12) In each of these sensitivity analyzes the internal rates of return (IRR), the net present value (NPV), and the simple payback period are calculated for each type of project and for each of our states. The results are then presented visually through the use of tornado diagrams.(13)

The following sections describe our economic model, present the results of the sensitivity analysis performed for each of the cases and finally show the potential value of the MLBS.

III.A MLBS Project Economic Spreadsheet

Our simple spreadsheet employs conventional net cash flow analysis to evaluate a proposed installation of the MLBS for a 20,000 square foot commercial building. It can be used to study the economics of both new construction and retrofit.
The spreadsheet calculates the cost to operate a lighting system which employs the MLBS and similarly calculates the cost to operate a competing lighting system and then determines the operational savings achieved by installing the MLBS. The costs are subtracted from the savings, and the resultant cash flows are used to determine the financial indices. Using the net cash flow analysis technique allows the later year savings realized through the installation of the MLBS to be incorporated into a financial indicator.

As with any analysis of this type a base case must be defined and reasonable starting assumptions must be established. The base case and primary assumptions for our project analyses are shown in Table 4. The two most critical assumptions in this analysis are the electricity price forecast and the number of hours that the

----------
(12) In the retrofit project additional sensitivities are explored to quantify the extent to which MLBS electricity savings over an existing, installed ballast affect the results, while in the new construction case additional sensitivities are explored to quantify the extent to which higher MLBS initial installation costs affect the results.
(13) A tornado diagram is used to capture the effects of changes in assumptions on the attributes of interest. (in this case the attributes are IRR, NPV and simple payback period) The diagram received its name as a result of how it is constructed. Attribute variations resulting from changes in input assumptions are depicted graphically as horizontal bars. The attribute value that varies the greatest is plotted as the top horizontal bar while other horizontal bars that depict smaller changes in the attributes are plotted beneath it to form the shape of a tornado. See, for example, Figure 9.

                                                                           DRAFT
                                              THE ECONOMICS RESOURCE GROUP, INC.
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Elgin MLBS                                                                    18
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lights are illuminated. The number of hours the lights are on drives the quantity of kilowatt hours that are saved by installing the MLBS while the electricity price forecast defines the monetary value of the realized savings. The number of "burn" hours for the lights was assumed to be 3400 hours in the base case. This value is obtained from the Lawrence Berkeley National Laboratory
(LBNL) Lighting Market Sourcebook for the U.S. and represents the average lighting hours weighted by types of commercial building floorspace. Electricity price forecasts shown in Table 5 were developed by taking EIA Electric Power Annual 1997 reported average state commercial electricity prices and then decreasing them 1% per annum to account for potential price reductions attributable to electricity industry competition.

                                    Table 4:

           Elgin MLBS Project Economic Analysis Base Case Assumptions

====================================================
                  New Construction
----------------------------------------------------
State: (CA, PA, NJ, OH, MD, WI)                   OH
Project Life (yrs)                                10
Project Size (ft(2))                          20,000
Discount Rate (%)                                 10%
Installation Cost Premium ($/1000 ft(2))        $ 16
MLBS Cost Premium ($/1000 ft(2))                $ 59
MLBS Electricity Demand (W/ft(2))               0.73
Competitors Electricity Demand (W/ft(2))        0.86
Hours of Operation                              3400
====================================================

====================================================
                      Retrofit
----------------------------------------------------
State: (CA, PA, NJ, OH, MD, WI)                   OH
Project Life (yrs)                                10
Project Size (ft(2))                          20,000
Discount Rate (%)                                 10%
Installation Cost ($/1000 ft(2))                $158
MLBS Cost ($/1000 ft(2))                        $259
MLBS Electricity Demand (W/ft(2))               0.73
Existing Ballast Electricity Demand (W/ft(2))   1.24
Hours of Operation                              3400
====================================================

Source: Elgin System Comparison and Lawrence Berkeley National Laboratory

The remaining critical assumptions are the MLBS equipment and installation costs, electricity demanded by the lighting fixtures, quantity of fixtures required per square foot and the discount rate. The discount rate in all cases has been assumed to be 10%. This value is a reasonable estimate of the weighted average cost of capital that would be faced by an organization considering investing in a lighting system upgrade. MLBS equipment and installation costs, square footage illuminated per fixture (100 ft(2)/fixture), and electricity demand were obtained from Elgin Warren Power Systems.(14)

----------
(14) Mark Backer, April 7, 1998, "System Comparison" Spreadsheet, Elgin Warren Power Systems.

                                                                           DRAFT
                                              THE ECONOMICS RESOURCE GROUP, INC.
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Elgin MLBS                                                                    19
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                                    Table 5:
       Various State Commercial Sector Average Electricity Price Forecasts
                                   (cents/kWh)

=================================================================
Year  1999   2000  2001  2002  2003  2004  2005  2006  2007  2008
-----------------------------------------------------------------
CA     9.7    9.6   9.5   9.4   9.3   9.2   9.1   9.0   9 0   8.9
PA     8.1    8.1   8.0   7.9   7.8   7.7   7.7   7.6   7.5   7.4
NJ    10.2   10.1  10.0   9.9   9.8   9.7   9.6   9.5   9.4   9.3
MD     6.8    6.7   6.6   6.6   6.5   6.4   6.4   6.3   6.2   6.2
OH     7.4    7.4   7.3   7.2   7.2   7.1   7.0   6.9   6.9   6.8
WI     5.5    5.4   5.4   5.3   5.3   5.2   5.2   5.1   5.1   5.0
=================================================================

Note: 1) Prices calculated by taking the ratio of average commercial sector utility revenues to kilowatt hours sold.
      2)    Starting values Based on EIA Electric Power Annual 1997

The assumed electricity demand for the fixtures against which the MLBS is compared is critical as this value drives the electricity savings. In the case of new construction, the competitive fixture is assumed to be 18% less efficient than the MLBS and thus demands .86 W/ft(2) where the MLBS fixture demands .73 W/ft(2). In the retrofit base case the MLBS is assumed to be 59% more efficient than an existing, antiquated inefficient magnetic core-coil ballast and in this instance the older ballast is assumed to demand 1.24 W/ft(2).(15)

Considerable difficulty is encountered when defining the electricity demand associated with the different fluorescent lighting systems currently in operation. Therefore we varied the demand, using a range between 1.1 W/ft(2) and
1.35 W/ft(2). This recognizes that the MLBS will not only target the most inefficient systems that remain in operation, but also lighting systems installed in buildings built after the widespread availability of high efficiency magnetic ballasts, although before electronic ballasts were widely available. As was discussed earlier in this report, numerous older inefficient ballast systems have already been replaced, and the MLBS will eventually be considered as a cost effective retrofit for a building built during the 1970s or 1980s.

The new construction and retrofit case spreadsheets described above are shown in Figures 7 and 8. The upper two bordered boxes on the spreadsheets contain the input assumptions and the financial indices. The input assumptions are used to calculate the electricity consumption and the lighting system costs and savings

----------
(15) Given that the average weighted commercial building lighting electricity demand calculated by the LBNL is 1.1 W/ft(2), our retrofit base case demand of
1.24 W/ft(2) assumes that the initial target market for the MLBS will be the most inefficient lighting systems currently in operation.

                                                                           DRAFT
                                              THE ECONOMICS RESOURCE GROUP, INC.
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Elgin MLBS                                                                    20
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                                    Figure 7
           Project Economics for the Installation of the Elgin Master
                  Light Ballast System -- Retrofit California

------------------------------------------------------------------------------------------------------
Input Assumptions
State                                           CA, OH, PA, CA, WI, NJ, MD
                                                    -- Selects Proper Electricity Price Forecast
Project Life (yrs)                              10
Project Size (ft(2))                        20,000
Inflation Rate (%)                              3%
Discount Rate (%)                              10%
Installation Cost ($/1,000 ft(2))       $      158
MLBS Cost ($/1,000 ft(2))               $      259
Bulb Costs ($/20,000 ft(2))             $      680
Type of Building                             C      "C" for Commercial or "I" for Industrial
MLBS Electricity Demand (W/ft(2))             0.73
Competitors Electricity Demand (w/ft(2))      1.28  Note: Weighted average commercial building ballast
                                                    electricity demand is 1.1 W/ft(2) -- LBL
Hours of Operation                            3400
------------------------------------------------------------------------------------------------------

--------------------------------------------------
Financial Performance Indices
IRR                                            38%
Net Present Value                           12,462
Simple Payback Period                         2.51
--------------------------------------------------

===================================================================================================================================
Year                                                        1999    2000     2001    2002    2003     2004    2005     2006    2007
-----------------------------------------------------------------------------------------------------------------------------------
Average Annual Electricity Price (cents/kwh)                9.70    9.61     9.51    9.41    9.32     9.23    9.14     9.04    8.95
MLBS Annual Electricity Consumption (kwh)                 49,640  49,640   49,640  49,640  49,640   49,640  49,640   49,640  49,640
Competitor Annual Electricity Consumption                 87,040  87,040   87,040  87,040  87,040   87,040  87,040   87,040  87,040
Annual Electricity Saved (kwh)                            37,400  37,400   37,400  37,400  37,400   37,400  37,400   37,400  37,400

-----------------------------------------------------------------------------------------------------------------------------------
Costs($)
-----------------------------------------------
Installation Cost                                 3,165
MLBS Cost                                         5,180
Bulb Cost                                           680
Electricity Cost                                           4,817   4,768    4,721   4,674   4,627    4,581   4,535    4,489   4,444

-----------------------------------------------------------------------------------------------------------------------------------
                                          Total   9,025    4,817   4,768    4,721   4,674   4,627    4,581   4,535    4,489   4,444
Benefits ($)
-----------------------------------------------
Electricity Savings                                        3,629   3,593    3,557   3,521   3,486    3,451   3,417    3,382   3,349

-----------------------------------------------------------------------------------------------------------------------------------
                                          Total            3,629   3,593    3,557   3,521   3,486    3,451   3,417    3,382   3,349
Net Cash Flows                                   (9,025)   3,629   3,593    3,557   3,521   3,486    3,451   3,417    3,382   3,349
===================================================================================================================================

================================================================
Year                                                        2008
----------------------------------------------------------------
Average Annual Electricity Price (cents/kwh)                8.86
MLBS Annual Electricity Consumption (kwh)                 49,640
Competitor Annual Electricity Consumption                 87,040
Annual Electricity Saved (kwh)                            37,400

----------------------------------------------------------------
Costs($)
-----------------------------------------------
Installation Cost                                 3,165
MLBS Cost                                         5,180
Bulb Cost                                           680
Electricity Cost                                           4,400

----------------------------------------------------------------
                                          Total   9,025    4,400
Benefits ($)
-----------------------------------------------
Electricity Savings                                        3,315

----------------------------------------------------------------
                                          Total            3,315
Net Cash Flows                                   (9,025)   3,315
================================================================

                                                                           DRAFT
                                              THE ECONOMICS RESOURCE GROUP, INC.

Elgin MLBS                                                                    21
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                                    Figure 8
           Project Economics for the Installation of the Elgin Master
               Light Ballast System--New Construction California

------------------------------------------------------------------------------------------------------
Input Assumptions
State                                           CA, OH, PA, CA, WI, NJ, MD
                                                    -- Selects Proper Electricity Price Forecast
Project Life (yrs)                              10
Project Size (ft(2))                        20,000
Inflation Rate (%)                              3%
Discount Rate (%)                              10%
Installation Cost ($/1,000 ft(2))       $       16  Premium over currently available electronic
                                                    ballast; no harvesting.
MLBS Cost ($/1,000 ft(2))               $       59  Premium over currently available electronic
                                                    ballast.
Type of Building                             C      "C" for Commercial or "I" for Industrial
MLBS Electricity Demand (W/ft(2))             0.73
Competitors Electricity Demand (w/ft(2))      0.86  Note: Electronic ballast with ballast factor
                                                    equal to 1.28.
Hours of Operation                            3400
------------------------------------------------------------------------------------------------------

--------------------------------------------------
Financial Performance Indices
IRR                                            56%
Net Present Value                           $3,585
Simple Payback Period                         1.75
--------------------------------------------------

===================================================================================================================================
Year                                                        1999    2000     2001    2002    2003     2004    2005     2006    2007
-----------------------------------------------------------------------------------------------------------------------------------
Average Annual Commercial Electricity Price (cents/kwh)     9.70    9.61     9.51    9.41    9.32     9.23    9.14     9.04    8.95
MLBS Annual Electricity Consumption (kwh)                 49,640  49,640   49,640  49,640  49,640   49,640  49,640   49,640  49,640
Competitor Annual Electricity Consumption (kwh)           58,480  58,480   58,480  58,480  58,480   58,480  58,480   58,480  58,480
Annual Electricity Saved (kwh)                             8,840   8,840    8,840   8,840   8,840    8,840   8,840    8,840   8,840

-----------------------------------------------------------------------------------------------------------------------------------
Costs($)
-----------------------------------------------
Installation Cost                                   314
MLBS Cost                                         1,180
Electricity Cost                                           4,817   4,768    4,721   4,674   4,627    4,581   4,535    4,489   4,444

-----------------------------------------------------------------------------------------------------------------------------------
                                          Total   1,494    4,817   4,768    4,721   4,674   4,627    4,581   4,535    4,489   4,444
Benefits ($)
-----------------------------------------------
Electricity Savings                                          858     849      841     832     824      816     808      799     791

-----------------------------------------------------------------------------------------------------------------------------------
                                          Total              858     849      841     832     824      816     808      799     791
Net Cash Flows                                   (1,494)     858     849      841     832     824      816     808      799     791
===================================================================================================================================

================================================================
Year                                                        2008
----------------------------------------------------------------
Average Annual Commercial Electricity Price (cents/kwh)     8.86
MLBS Annual Electricity Consumption (kwh)                 49,640
Competitor Annual Electricity Consumption (kwh)           58,480
Annual Electricity Saved (kwh)                             6,340

----------------------------------------------------------------
Costs($)
-----------------------------------------------
Installation Cost                                   314
MLBS Cost                                         1,180
Electricity Cost                                           4,400

----------------------------------------------------------------
                                          Total   1,494    4,400
Benefits ($)
-----------------------------------------------
Electricity Savings                                          784

----------------------------------------------------------------
                                          Total              784
Net Cash Flows                                   (1,494)     784
================================================================

Note: 1) The costs shown as premiums represent the additional initial costs associated with the installation of the MLBS when compared with a competing electronic ballast supplier. See Warren Power Systems 4/7/98 Memorandum.

Elgin MLBS                                                                    22
--------------------------------------------------------------------------------


shown in the lower portion of the spreadsheet. The net cash flows are then utilized to calculate the financial indices used to evaluate the attractiveness of an investment in the MLBS.

There are two significant differences between Figures 7 and 8 related to whether or not new construction or retrofit projects are being analyzed. First, the competitor's electricity demand is different in order to account for the fact that in a retrofit analysis the existing fixture electricity demand is large. (see above) Second, the equipment and installation costs are different because in the case of new construction an initial expenditure for a complete system is required whether the investor installs the MLBS or a competitor's system. In this instance we use the additional cost of the MLBS when compared with a competitor and compare it with the additional electricity savings the MLBS offers over a competing electronic ballast manufacturer. Otherwise the basic construction of the two spreadsheets is identical. These two spreadsheets were used to generate the results and valuation presented in the following sections.

III.B Results

The project economic analysis for both the retrofit and new construction cases was run numerous times for each of states specifically examined in this report. In all the cases analyzed the IRRs, NPVs and simple payback periods were calculated. For each of the analyses the results were sensitized to potential variations in the electricity price forecasts, the number of lamp burn hours, and the discount rate. Additionally, when analyzing the retrofit case, the sensitivity of the economic analysis to variations in existing ballasts' electricity demand was investigated and when analyzing the new construction cases, the sensitivity of the economic analysis to MLBS initial costs was investigated. The economic indices calculated in all of the cases analyzed indicate that the MLBS is an excellent investment. The base case results, and the results for all the sensitivities analyses defined previously, are presented in Figures 9-14 (tornado diagrams), where each figure shows all the results for a single state.(16)

----------
(16) The tabular results used to construct the tornado diagrams are compiled in Appendix A-2.

                                                                           DRAFT
                                              THE ECONOMICS RESOURCE GROUP, INC.

Elgin MLBS                                                                    23
--------------------------------------------------------------------------------


The interpretation of a tornado diagram may seem somewhat difficult at first, but is in fact quite simple. The objective is to convey in a compact format how the MLBS project financial indices change when input assumptions are varied. In both of the cases analyzed--new construction and retrofit--four different input assumptions were varied in order to quantify the variations' impact on project financial performance. In both cases, electricity price forecast, discount rate, and number of hours lights are energized were varied. In the case of new construction we looked at different initial MLBS cost estimates and in the retrofit case different demand projections for electricity ballasts. In total four assumptions are varied for both new construction projects and retrofit projects.

Figure 9 shows the results of these analyses for the state of Pennsylvania in six tornado diagrams; the three diagrams on the left are for the retrofit case and the three diagrams on the right are for the new construction case. In each case we have examined how IRRs, NPVs and simple payback periods vary when input assumptions are modified. For example, the top left diagram depicts how net present value changes for the retrofit case when input assumptions are varied. The center point of the diagram represents the results obtained for the base case while the variations are presented through the use of horizontal bars. The Case C horizontal bar shows how a +/-10% change in the number of hours the lights in a building are energized affects the NPV. The left hand side of the bar shows the reduction in NPV that occurs when burn hours are decreased by 10%, while the right hand side of the bar shows how the NPV increases as the number of burn hours is increased 10%. Each of the remaining three bars is interpreted in exactly the same fashion where the left hand bars represent decreases in financial performance and right hand bars represent improvements in financial performance.

The tornado diagram not only presents the effects of variations in single assumptions, but also permits the display of the effects of changes in several assumptions. For example, referring once again to Figure 9, it is possible to ascertain how much net present value will decrease if burn hours decrease and electricity prices fall. The compounded effect of variations in each of these two assumptions is represented by the addition of the two bars shown on the diagram. Therefore, the NPV in this instance decreases to approximately $4,000 from an

                                                                           DRAFT
                                              THE ECONOMICS RESOURCE GROUP, INC.

Elgin MLBS                                                                    24
--------------------------------------------------------------------------------


                          Pennsylvania Tornado Diagrams

                             Four Sensitivity Cases

--------------------------------------------------------------------------------
Case A: Variation in Existing Ballasts' Electricity Demand (Retrofit).
        Variation in New Construction Installation Premium (New Construction).

Case B: Variation in Discount Rate (from 6% to 20%, base case 10%).

Case C: +/- 10% Variation in Number of Hours of Building Light Operation.

Case D: +/- 10% Variation in State's Electricity Price Forecast.
--------------------------------------------------------------------------------

                                                Base Case

----------------------------------------------------------------------------------------------------------
Retrofit:          Net Present Value = $8,990  Internal Rate of Return = 31%  Simple Payback Period = 3
New Construction:  Net Present Value = $2,764  Internal Rate of Return = 46%  Simple Payback Period = 2.09
----------------------------------------------------------------------------------------------------------

     Retrofits                                            New Construction

                         Variation in Net Present Value

  [GRAPHIC OMITTED]                                       [GRAPHIC OMITTED]

                      Variation in Internal Rate of Return

  [GRAPHIC OMITTED]                                       [GRAPHIC OMITTED]

                           Variation in Payback Period

  [GRAPHIC OMITTED]                                       [GRAPHIC OMITTED]

Note: For new construction, Case A only affects the calculation of net present value and simple payback period. For both new construction and retrofits, Case B only affects the net present value.

Elgin MLBS                                                                    25
--------------------------------------------------------------------------------


                            Maryland Tornado Diagrams

                             Four Sensitivity Cases

--------------------------------------------------------------------------------
Case A: Variation in Existing Ballasts' Electricity Demand (Retrofit).
        Variation in New Construction Installation Premium (New Construction).

Case B: Variation in Discount Rate (from 6% to 20%, base case 10%).

Case C: +/- 10% Variation in Number of Hours of Building Light Operation.

Case D: +/- 10% Variation in State's Electricity Price Forecast.
--------------------------------------------------------------------------------

                                                Base Case

----------------------------------------------------------------------------------------------------------
Retrofit:          Net Present Value = $5,951  Internal Rate of Return = 24%  Simple Payback Period = 3.62
New Construction:  Net Present Value = $2,046  Internal Rate of Return = 38%  Simple Payback Period = 2.52
----------------------------------------------------------------------------------------------------------

     Retrofits                                            New Construction

                         Variation in Net Present Value

  [GRAPHIC OMITTED]                                       [GRAPHIC OMITTED]

                      Variation in Internal Rate of Return

  [GRAPHIC OMITTED]                                       [GRAPHIC OMITTED]

                           Variation in Payback Period

  [GRAPHIC OMITTED]                                       [GRAPHIC OMITTED]

Note: For new construction, Case A only affects the calculation of net present value and simple payback period. For both new construction and retrofits, Case B only affects the net present value.

Elgin MLBS                                                                    26
--------------------------------------------------------------------------------


                           New Jersey Tornado Diagrams

                             Four Sensitivity Cases

--------------------------------------------------------------------------------
Case A: Variation in Existing Ballasts' Electricity Demand (Retrofit).
        Variation in New Construction Installation Premium (New Construction).

Case B: Variation in Discount Rate (from 6% to 20%, base case 10%).

Case C: +/- 10% Variation in Number of Hours of Building Light Operation.

Case D: +/- 10% Variation in State's Electricity Price Forecast.
--------------------------------------------------------------------------------

                                                Base Case

----------------------------------------------------------------------------------------------------------
Retrofit:          Net Present Value = $13,547  Internal Rate of Return = 40%  Simple Payback Period = 2.39
New Construction:  Net Present Value = $ 3,841  Internal Rate of Return = 59%  Simple Payback Period = 1.66
----------------------------------------------------------------------------------------------------------

     Retrofits                                            New Construction

                         Variation in Net Present Value

  [GRAPHIC OMITTED]                                       [GRAPHIC OMITTED]

                      Variation in Internal Rate of Return

  [GRAPHIC OMITTED]                                       [GRAPHIC OMITTED]

                           Variation in Payback Period

  [GRAPHIC OMITTED]                                       [GRAPHIC OMITTED]

Note: For new construction, Case A only affects the calculation of net present value and simple payback period. For both new construction and retrofits, Case B only affects the net present value.

Elgin MLBS                                                                    27
--------------------------------------------------------------------------------


                             Ohio Tornado Diagrams

                             Four Sensitivity Cases

--------------------------------------------------------------------------------
Case A: Variation in Existing Ballasts' Electricity Demand (Retrofit).
        Variation in New Construction Installation Premium (New Construction).

Case B: Variation in Discount Rate (from 6% to 20%, base case 10%).

Case C: +/- 10% Variation in Number of Hours of Building Light Operation.

Case D: +/- 10% Variation in State's Electricity Price Forecast.
--------------------------------------------------------------------------------

                                                Base Case

----------------------------------------------------------------------------------------------------------
Retrofit:          Net Present Value = $7,470  Internal Rate of Return = 27%  Simple Payback Period = 3.28
New Construction:  Net Present Value = $2,405  Internal Rate of Return = 42%  Simple Payback Period = 2.28
----------------------------------------------------------------------------------------------------------

     Retrofits                                            New Construction

                         Variation in Net Present Value

  [GRAPHIC OMITTED]                                       [GRAPHIC OMITTED]

                      Variation in Internal Rate of Return

  [GRAPHIC OMITTED]                                       [GRAPHIC OMITTED]

                           Variation in Payback Period

  [GRAPHIC OMITTED]                                       [GRAPHIC OMITTED]

Note: For new construction, Case A only affects the calculation of net present value and simple payback period. For both new construction and retrofits, Case B only affects the net present value.

Elgin MLBS                                                                    28
--------------------------------------------------------------------------------


                          California Tornado Diagrams

                             Four Sensitivity Cases

--------------------------------------------------------------------------------
Case A: Variation in Existing Ballasts' Electricity Demand (Retrofit).
        Variation in New Construction Installation Premium (New Construction).

Case B: Variation in Discount Rate (from 6% to 20%, base case 10%).

Case C: +/- 10% Variation in Number of Hours of Building Light Operation.

Case D: +/- 10% Variation in State's Electricity Price Forecast.
--------------------------------------------------------------------------------

                                                Base Case

----------------------------------------------------------------------------------------------------------
Retrofit:          Net Present Value = $12,462  Internal Rate of Return = 38%  Simple Payback Period = 2.51
New Construction:  Net Present Value = $ 3,585  Internal Rate of Return = 56%  Simple Payback Period = 1.75
----------------------------------------------------------------------------------------------------------

     Retrofits                                            New Construction

                         Variation in Net Present Value

  [GRAPHIC OMITTED]                                       [GRAPHIC OMITTED]

                      Variation in Internal Rate of Return

  [GRAPHIC OMITTED]                                       [GRAPHIC OMITTED]

                           Variation in Payback Period

  [GRAPHIC OMITTED]                                       [GRAPHIC OMITTED]

Note: For new construction, Case A only affects the calculation of net present value and simple payback period. For both new construction and retrofits, Case B only affects the net present value.

Elgin MLBS                                                                    29
--------------------------------------------------------------------------------


                           Wisconsin Tornado Diagrams

                             Four Sensitivity Cases

--------------------------------------------------------------------------------
Case A: Variation in Existing Ballasts' Electricity Demand (Retrofit).
        Variation in New Construction Installation Premium (New Construction).

Case B: Variation in Discount Rate (from 6% to 20%, base case 10%).

Case C: +/- 10% Variation in Number of Hours of Building Light Operation.

Case D: +/- 10% Variation in State's Electricity Price Forecast.
--------------------------------------------------------------------------------

                                                Base Case

----------------------------------------------------------------------------------------------------------
Retrofit:          Net Present Value = $3,129  Internal Rate of Return = 18%  Simple Payback Period = 4.47
New Construction:  Net Present Value = $1,379  Internal Rate of Return = 29%  Simple Payback Period = 3.11
----------------------------------------------------------------------------------------------------------

     Retrofits                                            New Construction

                         Variation in Net Present Value

  [GRAPHIC OMITTED]                                       [GRAPHIC OMITTED]

                      Variation in Internal Rate of Return

  [GRAPHIC OMITTED]                                       [GRAPHIC OMITTED]

                           Variation in Payback Period

  [GRAPHIC OMITTED]                                       [GRAPHIC OMITTED]

Note: For new construction, Case A only affects the calculation of net present value and simple payback period. For both new construction and retrofits, Case B only affects the net present value.

Elgin MLBS                                                                    30
--------------------------------------------------------------------------------


initial value of $8,990 when the effects of variations in both assumptions are evaluated.

For both the new construction and retrofit cases there are three tornado diagrams for each state (total of six per state) that show the effects of assumption variations on the NPV, IRR and simple payback period. In all cases, even when one considers assumptions that reduce the financial performance of the MLBS, the financial indicators are favorable.

The most significant difference that emerges when one examines the six states together is the fact that the effect of the prevailing average commercial electricity price on the financial performance is substantial. For example, NPVs and IRRs are much higher for the states of California and New Jersey as opposed to Ohio and Wisconsin. This difference in financial performance is critical as it ultimately impacts the value of the MLBS to potential owners of distribution rights.

III.C Potential MLBS Market Share and Product Value

We have estimated the potential value of the MLBS based upon the estimated size of the new construction and retrofit markets presented in Section II, and the simple financial model presented in Section III.A. In both cases we have assumed that the MLBS will achieve a market penetration of 10 percent.(17) In both cases the financial spreadsheets shown in Figures 7 and 8 are used to calculate the net present value of the MLBS.

The results are shown in Tables 6 and 7. The potential value of the MLBS if adopted for use in the retrofit market is astounding. In California alone, if 10 percent of the existing commercial floorspace can be captured, the value of the MLBS is 113 million dollars. Similar results, showing a product value of tens of millions of dollars, are obtained for other states as well. The new construction market also promises significant value, although the values are lower due to the fact that the analysis compares the MLBS against a competing high efficiency

----------
(17) In the case of new construction a five year period is examined, while in the case of retrofits we assume that by 2001 the MLBS will supplant inefficient existing ballasts currently in service in 20 percent of the floorspace that relies on fluorescent lighting.

                                                                           DRAFT
                                              THE ECONOMICS RESOURCE GROUP, INC.

Elgin MLBS                                                                    31
--------------------------------------------------------------------------------


electronic ballast. In total, the potential value of the MLBS given our assumptions is as high as 281 million dollars for [ILLEGIBLE] states examined.

These product valuations can be used to estimate what the value of the MLBS is to a purchaser. In simple terms, an entity evaluating the purchase of rights to the MLBS will make an estimate of how many MLBS units it can sell. The distributor will then assess how the energy savings will be distributed between the entity installing the MLBS and itself. For example, in the case of new construction projects in California the MLBS has a net present value of approximately 14 million dollars over a five year period, if it is installed in ten percent of the floorspace constructed. In the early years a distributor might provide an installation incentive by offering a building owner a reduced cost or by negotiating some type of shared savings arrangement. By using MLBS value estimates the distributor can determine what types of contractual arrangements are most sensible.

                                     Table 6
      New Construction Market Size and MLBS Value Over a Five Year Period

                ==================================================
                                   Market Size             NPV
                State            (Millions ft^2)       (1999 $000)
                --------------------------------------------------
                California                77.54            13,916
                Maryland                  23.84             2,439
                New Jersey                25.38             4,875
                Ohio                      31.72             3,814
                Pennsylvania              32.78             4,530
                Wisconsin                 16.55             1,141
                ==================================================

                  Notes: 1) Market size estimates are developed assuming a 10%
                            penetration rate.
                         2) MLBS value is NPV calculated using new construction
                            base case assumptions.

                                                                           DRAFT
                                              THE ECONOMICS RESOURCE GROUP. INC.

Elgin MLBS                                                                    32
--------------------------------------------------------------------------------


                                    Table 7

                       Retrofit Market Size and MLBS Value

                ==================================================
                                   Market Size             NPV
                State            (Millions ft^2)       (1999 $000)
                --------------------------------------------------
                California               220.20           113,396
                Maryland                  65.78            16,176
                New Jersey                75.92            42,501
                Ohio                     127.19            39,262
                Pennsylvania              89.57            33,273
                Wisconsin                 49.61             6,415
                ==================================================

                  Notes: 1) 10% penetration rate assumed and inefficient
                            ballasts are targeted.
                         2) MLBS value is NPV calculated using retrofit base
                            case assumptions.

Distributors of the MLBS can use these and other marketing strategies. For example, they could set a higher up-front cost for the ballast and then guarantee the savings over a period of time. That is the seller assumes the operating risk. Marketers who are utility subsidiaries might have to adopt whatever arrangement is required by their state public utility commission under a mandated demand side management program. It may be that significant expenditures will be required in order to gain a foothold in the market prior to having an opportunity to realize significant profits. Therefore, the potential product values calculated in this report should be considered as upper bounds.

                                                                           DRAFT
                                              THE ECONOMICS RESOURCE GROUP, INC.

Elgin MLBS                                                                    33
--------------------------------------------------------------------------------


IV. ELECTRICITY INDUSTRY RESTRUCTURING AND MLBS MARKET POTENTIAL

Electricity industry restructuring can both positively and negatively impact the potential sales of the MLBS. On the one hand, competition should lead to lower prices and lower prices will erode the electricity savings benefits associated with the installation of the MLBS. On the other hand, power marketers and utilities will see the MLBS as an element of a total energy supply package that can be used to capture customers. Furthermore, there is no indication that state demand side management and energy conservation programs are going to be eliminated. While they may receive less emphasis, some type of government mandated program will continue in most states for the next 5-7 years. Given these facts, we predict that electricity industry restructuring will have a net positive impact on the marketability of the MLBS in the near term, but will require a marketing strategy that can adapt and adjust as state and federal regulation continue to change.

The electric industry transition from a completely regulated vertically integrated industry, to a structure where electricity is supplied competitively, is turning out to be slower than anticipated and somewhat disjointed. While in 48 states regulators have or are currently considering moving to retail competition, only 12 have formerly enacted competition, and of these, nine have built in delay mechanisms that provide significant advantages to the existing utilities. In fact only California will have a truly competitive retail market by the close of this year, but others are likely to emerge.(18) The pace though is uncertain.

The profits from the retail sale of electricity to the residential and small commercial markets are likely to be small and there is no barrier-to-entry. Anyone with two or three computers can be a marketer. In many states, the existing utility distribution company will still be the dominant retail marketer three years hence. Competition is more likely to emerge in the large commercial and industrial sectors, but the profit margins for retailing electrons is not large. Where the money will be made is in the delivery of ancillary services, such as energy efficiency equipment, micro-turbines, and advanced cable and communication technologies. Some experts are

----------
(18) Massachusetts and Rhode Island have retail markets, but incumbent utilities are favored in the early years. Pennsylvania currently permits retail choice for some customers, although full retail choice will not be available until the year 2000.

                                                                           DRAFT
                                              THE ECONOMICS RESOURCE GROUP, [NC.

Elgin MLBS                                                                    34
--------------------------------------------------------------------------------


predicting that the profit margins in these ancillary areas may be 4-5 times greater than the sale of the electricity.

Government intervention in energy conservation programs is continuing in two guises: i) Mandated utility DSM--these mandates can stem from regulation or they can stem from restructuring legislation or ii) Federal environmental programs such as EPA's Green Lights. Mandated DSM dropped precipitously between 1994-1996 and will continue to fall, albeit at a slower rate. (see Figure 3) However, overall, state and federal government mandated DSM is still a $2 billion per year program and plays an important role in about one-third of the states. Most states that have restructured have included provisions in their legislation establishing a fee on the distribution wires. The proceeds from this fee are to be used to support DSM investments.

In the next three-four years, the electric distribution companies will still be the dominate deliverer of energy-efficient equipment, either through mandated DSM or through marketing strategies driven by competitive pressures--with the latter likely to get stronger over time. Even in the states which are proceeding with retail competition, new utility subsidiaries will retain a significant proportion of the new market. Utility subsidiaries that are, or will be marketing electrons, will respond to the threat and onset of competition in order to retain existing market share. However, these utility subsidiaries will face competition for customers, and this competition will raise the value of ancillary technologies, such as the MLBS.

The reason why is simple. Initially marketers will try to offer the lowest priced electrons by doing a better job of buying low, but everyone is subscribing to the same data services and will have the same electricity purchasing options. In the next stage--which is what we see now--marketers will try to differentiate themselves by offering more complex pricing packages. Some will offer to take less money now and more later, others will offer different prices at different times of the day and still others will guarantee certain prices. But since all the players will become aware of each other's strategy, this too will result in margins being bid down and differences eliminated. Therefore, the only remaining source of profits is to sell ancillary services--such as energy-savings. That is compete not on price, but on the ability to lower bills. Hence a growing market for the MLBS.

                                                                           DRAFT
                                              THE ECONOMICS RESOURCE GROUP, INC.

Elgin MLBS                                                                    35
--------------------------------------------------------------------------------


Important conclusions that should be drawn from the current electricity industry restructuring are first that markets are in transition, but are transitioning to a world that should be more favorable, as opposed co less favorable, for the MLBS. Second, the value of the MLBS system to a retail electricity company is positive except in those states that have limited growth, low electricity prices, no state mandated DSM and no likelihood of retail competition in the next five years. We believe that the subset of states that may fit this definition is very small. Finally, there is likely to be a stronger market in those states that adopt competition and thus ELGIN can demand more profitable contracts in those areas than in states without competition. (while electricity prices will go down faster in those states. this trend will be offset by the added value of having exclusive rights to technologies, such as the MLBS)

IV.A Energy Conservation and Demand Side Management (DSM)(19)

DSM became popular as a component of state regulatory board mandated Integrated Resource Planning (IRP) undertaken by utilities during the most recent 20 years. As a function of this process. DSM expenditures that resulted in the reduction of future demand faced by an electric utility, would be weighed against investments in expensive new electricity plant capacity. In many cases it was relatively easy to identify numerous ways in which electricity demand and consumption could be reduced by making modest invests in energy conservation measures and load management strategies. Table 8 provides examples of the numerous programs available in a subset of U.S. states and identifies the mechanisms used to encourage customers to take advantage of these programs. As can be seen in Table 8, rebates and loans have been the primary incentive devices employed to induce customers to make an effort to save energy. These programs became ubiquitous during the late 1980s and continued receiving strong support through the early 1990s.

DSM programs continue to play a role in shaping the demand for electricity, but in recent years significant declines in program expenditures have occurred that some attribute to the move toward electricity industry competition.(20) The EIA has

----------
(19) In this report energy conservation pro grams and load management are collectively referred to as DSM.

                                                                           DRAFT
                                              THE ECONOMICS RESOURCE GROUP, INC.

Elgin MLBS                                                                    36
--------------------------------------------------------------------------------



                                    Table 8:
    Examples of State Energy Conservation and Demand Side Management Programs

=====================================================================================================
                                            Demand Side Management Programs
                  -----------------------------------------------------------------------------------
State             Load Management   Fuel Switching    Other
-----------------------------------------------------------------------------------------------------
California        A, E, T           A, C, P           Off peak cooling
Maryland          A, T, X, U, Z                       Curtailable rates, cool storage, custom rebates
New Jersey        A, T              A                 Cool storage
Ohio              T
Pennsylvania      A, T
Wisconsin         W, A, R, T, Z, U  W, A, C, P, G     Statewide motor discounts
-----------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------
                                            Demand Side Management Programs
                  -----------------------------------------------------------------------------------
State             Rebates                  Loans             Shared Savings       Grants or Giveaways
-----------------------------------------------------------------------------------------------------
California        H, W, L, C, P, M
Maryland          H, W, L, C, P, M, X      H, L, P, M                             X
New Jersey        H, W, L, P, M
Ohio              H, W, L, M               L, P, M
Pennsylvania
Wisconsin         H, W, L, C, P, M, Y, X   H, W, L, C, P, M   H, W, L, C, P, M    X
-----------------------------------------------------------------------------------------------------
Key:
      A  Air Conditioning        R  Irrigation
      C  Cooking                 T  Interruptible rates
      E  EMS                     U  Time of use rates
      C  Gas Engines             W  Water heating
      H  HVAC                    X  Energy audits
      L  Lighting                Y  Energy-efficient appliances
      M  Motors                  Z  Energy efficient new construction/design
      P  Industrial Process
-----------------------------------------------------------------------------------------------------

Source: Utility Regulatory Policy in the United States and Canada, NARUC, 1996.

recently reported that: "In the search of cost savings, utilities are reassessing approaches to energy conservation and peak load reduction. In many cases, they are opting to discontinue or reduce the emphasis on these programs."(21) Given that the peak demand for ballasts occurred just after the peak spending on DSM programs was recorded, it is clear that DSM program spending played a significant role in establishing the demand for new, high efficiency lighting ballasts. Although

----------
(20) This finding is investigated in detail in an April 10, 1998 "Report on Electronic Ballast DSM Rebate Research," Lawrence Berkeley National Laboratory.
(21) EIA Press Release, January 7, 1998, "Demand-Side Management Programs:
Utilities Shift Focus, Reduce Spending."

                                                                           DRAFT
                                              THE ECONOMICS RESOURCE GROUP, INC.

Elgin MLBS                                                                    37
--------------------------------------------------------------------------------


recently spending has decreased, it is likely that these reductions will level off and we may see this trend reversed in the next decade.

For example, in the states of California, Pennsylvania and Massachusetts the new legislation that paved the road to electricity industry restructuring includes a non-bypassable "wires" charge that will be collected and used to establish a fund for continued DSM. In Massachusetts and California either existing agencies or newly formed entities will be granted the authority to administer these funds in order to preserve the benefits associated with DSM. In most states, the proposed restructuring legislation has many references to collecting funds to continue DSM programs. The delivery or decision institutions will change, and the role of government may change still further, but utility DSM programs will still play a major role for the next 5-7 years.

Even if DSM programs continued to be scaled back this would not reduce many utilities' interest in DSM. As mentioned earlier, utilities that continue to distribute electricity can use DSM as a marketing tool to differentiate themselves as a more comprehensive provider of services. At the same time, power marketers will see DSM as an equally attractive means of luring customers away from incumbent utilities by similarly offering comprehensive supply packages that capitalize on DSM as a means of reducing customer load and creating electricity savings that can be to some extent "shared" with the customer. DSM will become part of a total energy offering where the most savvy supplier will recognize that the name of the game will be lowering energy costs as opposed to offering the lowest price for electrons.

IV.A.1 Other Energy Conservation Programs

The U.S. EPA launched its Green Lights Program in 1991 with the goal of establishing a voluntary energy-efficiency program that identified opportunities where an organization could save money while simultaneously improving the environment. During the past 6 years the program has grown considerably, and as of 1996, 1.3 billion square feet of building space had undergone lighting upgrades. (retrofits) In addition more than 6 billion additional building square footage has been dedicated to the program. Table 9 shows the impact of Green Lights in the states considered in this report and clearly shows California has been a leader of the Green Lights program. Given that the majority of Green Lights participants own commercial buildings, the total quantity committed to the program represents

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more than 10% of the CBECS recorded 1995 commercial building stock of 53.7 billion square feet. Green Lights brochures indicate that more than 10 million energy efficient ballasts have been installed as a result of the program or more than 12% of the yearly quantity of ballasts shipped in recent years.

                                     Table 9
      Selected State Building Square Footage Committed and Upgraded for the
                            EPA Green Lights Program

                ==================================================
                                Building Square Footage (millions)
                State               Recruited         Upgraded
                --------------------------------------------------
                Maryland                187               42
                New Jersey              186               48
                Ohio                    205               60
                Pennsylvania            384               56
                Wisconsin               122               77
                California              570              166
                ==================================================

Also at the federal level Executive Order #12902, Energy Efficiency and Water Conservation at Federal Facilities, has led to increased efforts at federal facilities to reduce energy consumption by 30%.(22) The Department of Energy has led the implementation of this program through the Federal Energy Management Program This program is implemented by using a performance shared savings contract where energy service companies contract with the government to reduce energy use at federal facilities. The companies are then permitted to recover their capital costs through the energy savings and share with the government additional savings. This pro gram is less specific than the Green Lights program, and there is little detailed data on its impacts to date.

IV.B Electricity Industry Restructuring

Retail electricity competition is slowly becoming a reality in the United States. Although federal efforts to introduce an acceptable bill mandating competition have been lethargic, many states are taking action independent of the federal

----------
(22) The Energy Policy Act of 1992 established an required energy use reduction at federal facilities of 20%, Executive Order #12902 increased the value to 30%.

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government.(23) Of the states considered for this report, Pennsylvania,
California and Maryland have taken significant action. California is now using a market based system for the buying and selling of electricity for all customers, while Pennsylvania began phasing in retail choice this year. Maryland has written regulations, but awaits the passage of enabling legislation. The other states have been evaluating competition, but have yet to put in place the legislation or regulations required to begin the transition process. A brief synopsis of the electricity industry restructuring activities underway for each of our six states is presented below.

      IV.B.1 Ohio

Retail electricity competition is not coming quickly to Ohio and in the near term markets for the MLBS are limited to existing energy conservation product distribution channels such as energy service companies or utilities. DSM has been declining in recent years in Ohio and an existing formal state run program is no longer being actively implemented. Although Ohio offers a sizable retrofit market for the MLBS, the current lack of emphasis on these programs, coupled with the slow move toward retail competition, may hamper the rate of penetration by the MLBS. Off-setting this trend is a recognition by some utilities that it makes good business sense to tie up their customers before restructuring becomes a reality and energy efficiency investment is one way to develop more robust ties to their customers. The threat of future competition is driving utilities to carefully evaluate how to maintain their customer base.

As of this date comprehensive restructuring legislation has been introduced, but its prospects for approval in 1998 are limited. The primary basis for the bill that has currently been introduced is a draft study produced by a Ohio legislative study committee late in 1997. The co-chairs of the Joint Select Committee on Electric Utility Deregulation, Senator Johnson and Representative Mead, formally presented the report to committee members on January 6, 1998 and subsequently introduced companion bills based on the findings of the report. It is expected that the legislature will hold hearings on the bill during this year's legislative session.

----------
(23) During May of 1998 the White House Administration released comprehensive draft legislation that includes a not to exceed one mil per kwh charge to be collected from generators and partly utilized to fund energy efficiency and conservation. Although, there continues to be no expectation that legislation will be passed in 1998.

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but because 1998 is an election year, other issues are expected to come to the forefront preventing action on restructuring this year. If the legislature does not act this year, retail competition will be delayed beyond the January 1, 2000 date.

The proposed measures set a five year transition period that would close on December 31, 2004 and during which utilities would recover any stranded costs. During the transition period generation prices would be capped and be precluded from rising above the current price level for firm power. There has been no indication that a mandated rate reduction will be prescribed. New electricity marketers will thus be able to capture market share if they can supply electrons at a lower cost than the current firm power price. This should stimulate marketer and utility subsidiary interest in the MLBS.

There have been no concrete indications that restructuring legislation will mandate DSM. It appears that an organization wishing to take advantage of energy conservation opportunities will have to independently identify potential retrofits and approach building owners and industrial businesses outside the purview of a state run program. Although there is significant MLBS retrofit potential in Ohio, in the near term capturing market share will be arduous.

      IV.B.2 Wisconsin

Although Wisconsin is not moving rapidly to restructure its electricity industry, the state Public Service Commission historically has aggressively implemented DSM programs. Given that currently there is an electricity supply shortage in Wisconsin, DSM programs continue to figure prominently in the state and as a result the retrofit market will be an attractive outlet for the MLBS.

Wisconsin has most recently been pre-occupied with electricity supply shortages leading to electric system reliability concerns. The Wisconsin Public Service Commission, as well as the state legislature, have been focussing on increasing a generation capacity and easing transmission constraints in order to solve the current crisis. Against this backdrop, electricity industry restructuring legislation has been shelved and the Wisconsin Governor subsequently signed a reliability law on April 28, 1998.

Of interest is the fact that bills restricting utility and utility affiliate activities were debated and died in committee, although it is thought that similar measures will be

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introduced when the next legislative session commences in 1999. These bills would have narrowed the restricitions placed upon public utilities who engage in activities related to the sale and service of appliances. Additionally, these bills would have only permitted utilities to carry-out energy conservation services on property owned by the utility or its affiliates. Ensuring that any entity, including utility subsidiaries, that desires to deliver these services can do so is important for the MLBS.

At the same time Wisconsin Public Service Commission staff have issued an Enunciation of Policy and Principles focussed on maintaining or enhancing existing levels of energy efficiency. This policy enunciation identifies an overall initial need of $100 million per year for energy efficiency market development efforts. This level of funding is commensurate with current levels of expenditures made by Wisconsin utilities. This policy reaffirms the Commission's emphasis on energy efficiency, but many of the suggestions outlined in the enunciation will require legislative approval. The extent to which the proposed policies are adopted has yet to be determined although we believe that Wisconsin will continue to push DSM investments

      IV.B.3 California

California is a very promising market for the MLBS. The state has completely implemented retail competition and at the same time has preserved energy efficiency programs. Electricity marketers have been competing for the state's largest retail loads and a new energy conservation fund has been in place since the beginning of 1998. In short the MLBS can be distributed through existing energy service companies as well as become an ancillary offering that marketers (including utility subsidiaries) can package to provide a lower cost supply. Of the six states considered in this report, California holds the largest market potential for the MLBS.

The California competitive electricity market began operation on April 1, 1998. The propensity for existing residential customers to switch electricity suppliers has been minimal at this early stage. As of March 31, 1998, utilities had processed more than 60,000 direct service access requests filed by customers wishing to change their electricity supplier. The exact quantity that have switched is unknown, although various sources have indicated that only around 25,000 customers opted for a new supplier when the retail market began operation. California Public

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Utility Commissioner Gregory Conlon has been quoted saying that on a revenue basis customers responsible for about 13% of the total market revenues have switched suppliers. Large commercial and industrial customers have been targeted initially by marketers because large volumes of sales are required to ensure reasonable profits.

In these early stages, Enron, New Energy Ventures and PG&E Energy Services have been the most active energy service providers in California. The California Public Utility Commission (PUC) has issued hundreds of licenses that allow energy service providers to operate in the state, but the PUC has estimated that currently only around 40 alternative suppliers are able to actually supply retail electricity service. Given that under the California restructuring law existing customers have received a 10% reduction in their electricity bills effective January 1, 1998, and that additional reductions are envisioned once stranded costs have been collected, it may be several years before large numbers of smaller consumers consider switching supplier. It is likely that the numbers of marketers and distributors that remain after 3-5 years will be on the order of 10-12 entities, not 40-50.

In spite of the fact that customers may only sluggishly start to change suppliers, California has put in place a system that will allow energy service companies to provide metering, billing and information services. Creating competition in the delivery of these services is important for an alternative provider that wants to offer a bundle of services. Allowing energy marketers to offer metering services will be beneficial to a marketer that hopes to package energy conservation with electricity supply; it permits the marketer to make savings guarantees that can be verified using the marketer's own metering equipment. The more flexibility that exists to demonstrate the impact of installing an energy conservation measure like the MLBS, the more easily the product can be marketed.

Even though marketers will be free to offer any variety of energy supply, California will continue to gather funds to support energy efficiency and conservation efforts. The California restructuring law established a schedule of mandatory Investor Owned Utility (IOU) contributions in order to collect a pre-specified sum that will go to an energy conversation fund. This fund will be administered by the California Energy Resources Commission in accordance with legal regulations established by the state legislature. As of January 1, 1998, IOUs began collecting monies from

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customers to supply this fund. It is expected that energy conservation programs similar to those that have existed previously will continue in the future.

      IV.B.4 Pennsylvania

Pennsylvania offers the MLBS considerable market potential, DSM programs are continuing and hearty retail electricity competition is currently unfolding. Electricity marketers are actively vying for existing utilities' loads, as retail pilot programs begin in earnest. DSM programs will continue and in the future electric distribution companies (existing local utilities that retain ownership of transmission and distribution) will design and implement programs funding them with monies collected pursuant to the statutorily mandated non-bypassable charge. Therefore, Pennsylvania is a desirable state in which to focus MLBS marketing efforts.

Pennsylvania has fully embraced electricity industry restructuring and continues to actively review IOU transition plans and determine stranded cost recovery levels. Prior to opening up the retail market to all customers, Pennsylvania has chosen to use extensive retail pilot programs in the early transition years. These programs initially allow limited amounts of customers to choose an alternative supplier. Initial response to the pilot programs has been robust and the programs established by the IOUs have been oversubscribed. By January 1, 2000, all customers will have the Option to switch electricity supplier.

Of particular interest in Pennsylvania is the so called "shopping credit." As part of approving individual IOU restructuring plans, the Pennsylvania Public Utility Commission has been establishing credits that are meant to ensure that the electricity supply market will be competitive from day one. The credit is essentially an amount, expressed in cents/kWh that is used as a benchmark against which alternative suppliers can base their supply offerings. If the supplier can provide electricity at a price below the shopping credit amount, the customer is ensured savings. The shopping credit is set high enough so that new electricity marketers can enter the market and profit. This mechanism benefits new entrants at the expense of existing IOUs, although it will hasten the advent of real competition.

Pennsylvania will continue to assess a non-bypassable renewable energy development and energy conservation program charge of 0.23 cents/kwh for the five years starting January 1, 1998. Electric distribution companies will collect this

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charge. Each individual Pennsylvania is required to submit a plan outlining the types of future programs that will be implemented using the funds. After the first five years the PUC will evaluate whether or not to continue assessing the charge as many believe that the demand for energy efficient products will develop without incentive programs.

      IV.B.5 New Jersey

New Jersey is moving to implement electricity restructuring, but has yet to pass legislation. Historically the state has emphasized DSM programs, and in the short term the MLBS could target these existing programs. Once restructuring is completed, the existing high electricity prices will create an incentive for marketers to attempt to cut consumer prices and offer innovative services.

Comprehensive restructuring legislation has been drafted, but has yet to be introduced as of this date. It is expected that this legislation will be debated during the current legislative session. The New Jersey Board of Public Utilities
(BPL) has been actively reviewing restructuring issues and issued a report in early 1997 with specific recommendations. Since that time the BPU put in place working groups to continue evaluating restructuring issues and to review utility filings. Initial timetables called for complete customer choice by the year 2000. Much of the groundwork to establish competition has been laid in New Jersey, and legislative action would finalize the implementation timetable.

The BPU has proposed to continue existing incentives for and funding of conservation, efficiency and load management programs via a non-bypassable distribution charge placed on all customers during the transition period. The BPU hopes to rely more on market forces to provide energy conservation services, but in the interim will continue to monitor developments and consider intervention as needed to ensure continuation of these programs. Continuation of these programs ensures an outlet for the MLBS.

      IV.B.6 Maryland

Maryland has been actively pursuing electricity industry restructuring, but has yet to put in place the legislation necessary to make it reality. Maryland has an extensive history of supporting DSM programs and plans to continue support for these programs as part of its electricity industry restructuring. As with the

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majority of states examined in this report, the MLBS will find that existing and future DSM programs offer an excellent distribution outlet while impending electricity industry restructuring will ultimately strengthen marketing opportunities.

In late 1997, the Maryland Public Service Commission (PSC) ordered the introduction of retail competition beginning on July 1, 2000. As part of its order the PSC outlined a comprehensive list of restructuring issues and proposals directed at addressing these issues. The PSC also requested that the legislature provide guidance on legal technicalities and provide any additional authority the PSC may require to facilitate the transition to retail competition. Although the PSC has actively supported competition, the Maryland legislature adjourned in April 1998 without passing any electricity reform legislation. Thus, the actual implementation schedule is currently uncertain, but it is expected that restructuring legislation will pass in the next legislative session. The PSC requires additional authorization to carry out any program of electric industry restructuring.

As is the case with the other states examined in this report, initial PSC restructuring proposals call for continued energy conservation programs funded through non-bypassable charges assessed upon customers by electricity distribution companies. The collection of these monies and their subsequent dissemination ensure a short and long term distribution opportunity for the MLBS.

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      V. CONCLUSIONS

The MLBS is poised to enter and capture a significant share of the U.S. commercial sector ballast market throughout the United States. Existing DSM progams continue to emphasize the replacement of old, inefficient fluorescent lighting systems while electricity industry restructuring is only beginning to open-up new supply outlets for energy conservation technologies. In this report we have established that: 1) the potential MLBS market size is very large, 2) the MLBS represents an excellent investment under most conceivable sets of circumstances, and 3) future uncertainties associated with electricity industry restructuring should serve to strengthen the MLBS marketing potential,not lessen it.

We have considered the two specific markets that will be of most interest to distributors of the MLBS: 1) the commercial fluorescent lighting retrofit market, and 2) the commercial building new construction market. The combination of these two markets represent sales opportunities of more than 150 million MLBS units. We have shown that the retrofit lighting market, driven by state and federal energy conservation programs, offers substantial distribution potential. Nationally half of the existing commercial buildings illuminated with fluorescent lights, or some 23 billion square feet, employ ballasts that are considerably less efficient than the MLBS. Of these 23 billion square feet, more than 40% continue to use the least efficient ballast systems that were commercially available in the U.S. prior to 1991. At the same time, the new commercial building construction market also owners substantial market opportunity for the MLBS. Each year some 2 billion square feet of new commercial building space is constructed, and most of this space will be lighted with fluorescent lights.

Through the use of economic analyses, we have established the attractiveness of an investment in the MLBS. In each of the states examined, base case internal rates of return are in all cases higher than 18%, and in the majority of cases are between 20 and 50%. These results demonstrate conclusively that the MLBS is a cost effective investment. Furthermore, when these analyses are sensitized, the MLBS continues to be an excellent investment. We have also shown that the potential value of the MLBS to consumers, based on its energy savings potential, is on the order of hundreds of millions of dollars nationwide with only modest market penetration. These types of economic results will help drive the demand for the MLBS.

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Electricity industry restructuring is leading to shifts in who will demand energy conserving products and how business arrangements to purchase these products will be defined. The entrenched investor owned utility DSM program offerings have declined recently as utilities sought to trim their costs and the shifts in the electricity supply marketplace resulting from state restructuring legislation take root. In the short term, these trends are reducing the demand for energy efficient ballasts, but in the longer term there are clearly significant quantities of fluorescent lamps that use inefficient magnetic core-coil ballasts that are desirable retrofit targets for the MLBS. Once the new state level energy conservation programs associated with electricity industry restructuring take hold, demand for products like the MLBS will increase.

The new energy supply packages that marketers, including distribution utilities are beginning to offer will serve to enhance MLBS distribution opportunities. The ease in which electricity marketers can enter the market will place downward pressure on the prices of electricity and will push creative marketers to develop energy supply packages that focus on lowering costs by combining energy efficiency services with low cost electrons. These new developments will lead to greater demand for the MLBS. Given that the ultimate number of electricity marketers will decrease as the restructured electricity industry matures, Elgin should attempt to form partnerships with those marketers who are likely to survive, thus securing a long term outlet for its product.

Therefore we conclude that the optimal way to bring the MLBS to market is to focus simultaneously on two outlets: In states that retain some form of government mandated DSM--the existing electric utilities, and in those that have committed to retail competition--electriciry marketers (we include utility subsidiaries as well as new competitors in this category). The combination of these two distribution outlets will maximize the visibility of the MLBS. In other words, Elgin should develop a portfolio of customers as opposed to selling distribution rights to one or two utilities. In all likelihood, the most effective marketers may turn out to be utility subsidiaries, but Elgin should attempt to stimulate competition for the right to distribute the MLBS and not award such rights on a first come-first serve basis.

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                                  Bibliography

Backer, Mark, April 7, 1998, System Comparison Spreadsheet, Elgin Warren Power Systems

California Energy Commission, May 30, 1997. Lighting Efficiency Technology
Report.

California Energy Resources Conservation and Development Commission, Proposed Strategic Plan for Implementing the Research, Development and Demonstration Provisions of AB1890. 96-RDD-1890, California Energy Resources Conservation and Development Commission, May 16, 1997.

California Legislature, Assembly Bill 1890, signed into law on September 23,
1996.

EEI Online, 1998. Retail Wheeling and Restructuring Report. Available
Www.eei.org.

Electric Power Research Institute, January 1993. 1991 Survey of
Commercial-Sector Demand-Side Management Programs.

Electric Power Research Institute, November 1995. 1994 Survey of Utility Demand-Side Management Programs and Services.

Energy Information Administration 1995, 1995 Commercial Building Energy Consumption Survey.

Energy Information Administration; 1998, Electric Power Annual 1997.

Energy Information Administration March 1992. Energy Consumption Series:
Lighting in Commercial Buildings.

Environmental Protection Agency, July 1992. Survey and Forecast of Marketplace Supply and Demand for Energy-Efficient Lighting Products.

Environmental Protection Agency, May 1997. Building on Our Success: Green Lights and Energy Star Buildings, 1996 Year in Review.

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Ernest Orlando Lawrence Berkeley National Laboratory, April 10, 1998. Report on
Electronic Ballast DSM Rebate Research.

Koomey, J.G., A. H. Sanstad, and L.J. Shown, Ernest Orlando Lawrence Berkeley National Laboratory, December 1995. Magnetic Fluorescent Ballasts: Market Data, Market Imperfections, and Policy Success.

Lee, H. and N. Darani, December 1995. Electricity Restructuring and the Environment, Belfer Center for Science and International Affairs, John F. Kennedy School of Government, Harvard University.

Logic Laboratories, Inc., June 13, 1997, Background and Technology Primer.

National Association of Regulatory Utility Commissioners, 1996. Utility Regulatory Policy in the United States and Canada: Compilation 1995-1996.

National Association of Regulatory Utility Commissioners, October 1993. Incentives for Demand-Side Management.

Pennsylvania Public Utility Commission. 1994-1995 Conservation Activities.

Pennsylvania Legislature H.B. 1509, The Electric Generation Customer Choice and Competition Act, signed into law on December 3, 1996.

Pennsylvania Public Utility Commission, Order Re: Electric Utility Restructuring, PPUC, February 13, 1997.

U. S. Code of Federal Regulations, 59 F.R. 11471, March 8, 1994. Executive Order #12902, Energy Efficiency and Water Conservation at Federal Facilities.

Vorsatz D., L. Shown, J. Koomey, M. Moezzi, A. Denver and B. Atkinson, Ernest Orlando Lawrence Berkeley National Laboratory, December 1997. Lighting Market Sourcebook for the US.

Wisconsin Center for Demand-Side Research, 1995. Wisconsin's Statewide Technical & Economic Potential.

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                                    APPENDIX

                                       A-1

         Methodology Used to Estimate the Impact of Energy Conservation
             Programs on the Fluorescent Lighting Retrofit Market

A methodology was developed to estimate the extent to which energy conservation programs have penetrated the existing stock of commercial buildings. There are four steps that were carried out to establish a reasonable estimate of the extent to which existing energy conservation programs have penetrated the existing stock of commercial buildings during the past 20 years: i) total square footage of existing commercial buildings is determined, ii) the percentage of square footage that currently have energy efficient ballasts is determined, iii) an estimate of the distribution of energy efficient ballasts in existing buildings--both electronic and high efficiency magnetic--is made, and iv) square footage remaining to be retrofitted is estimated. In order to insure that the results were reasonable this analysis relied on several data sources and, where possible, the calculations were executed two different ways in order to ensure accuracy of the results.

The primary data source for this analysis is the EIA's 1995 Commercial Buildings Energy Consumption Survey (CBECS). This survey collects information on the physical characteristics of commercial buildings, equipment use, conservation features and practices, building use and occupancy patterns, and types and uses of energy in buildings. This survey specifically asks building owners if energy efficient ballasts are used in their building and compiles the responses in order to create an extensive data base. Additional critical data sources are: i) commercial building lighting use statistics compiled by the Lawrence Berkeley National Laboratory (LBNL), ii) commercial building energy use by state compiled by the EJA, iii) EIA's Electric Power Annual for 1997 iv) the Environmental Protection Agency's (EPA) Green Light Program data, and v) specific energy conservation program data compiled by individual state public utility commissions and national organizations such as the Electric Power Research Institute (EPRI) and the National Association of Regulatory Utility Commissioners.

The ultimate goal of this analysis was to estimate the square footage of commercial buildings in the states of interest that have yet to be retrofitted. The CBECS does

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not collect data at the state Level, but instead evaluates by census division.
Figure 4 (see Section II) shows the percentage of commercial floorspace with energy efficient ballasts by census division. In order to evaluate square footage available in each state, additional analysis was required.

In the case of each state, commercial building square footage data was not readily available. To surmount this problem the analysis used electricity consumption in the commercial sector for the state as a starting point for determining commercial building square footage in a particular state. The amount of electricity consumed for lighting purposes is estimated by the CBECS to be 28%. This percentage multiplied by the total commercial building sector electricity uses yields an estimate of electricity consumed for lighting only. The LBL has calculated an average weighted energy intensity (KWh/ft^2/yr) for lighting in commercial buildings that accounts for the different types of commercial buildings in existence. This value of 3.6 KWh/ft^2/yr is divided into the electricity consumption attributable to lighting to arrive at an estimate of commercial building square footage in a particular state as of 1995. This methodology works quite well; in the cases of California and Wisconsin independent estimates of commercial building square footage were obtained and differed from the calculated value by only a few percentage points.

Once the building square footage is determined it is straightforward to apply the CBECS energy efficient ballast percentages to the square footage figures to determine square footage yet to be retrofitted. Although this technique is simple it does not provide any information about what the distribution of energy efficient ballasts is in existing facilities. To estimate the percentage of energy efficient ballasts that is electronic and the percentage that is high efficiency magnetic required using data presented in Figure 1 which depicts how the types of ballasts sold has varied over the last 20 years. Using these data, and CBECS data on what percentage of existing building square footage has been built since 1977, an estimate of percentages of magnetic core-coil, high efficiency magnetic and electronic ballasts currently installed was developed. In addition to this methodology, actual data on state energy conservation programs in Wisconsin and California and EPA Green Lights data were used to both check and attenuate the results.

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                                       A-2

                   Project Financial Analyses: Tabular Results

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        Project Sensitivity to Variation in Electricity Price Forecast

                                                                      Price Forecast Variation
                                      ----------------------------------------------------------------------------------------------
New Construction                          90%        95%        98%        99%       100%       101%       102%       105%      110%
                                      ----------------------------------------------------------------------------------------------
Internal Rate          California         50%        53%        55%        55%        56%        56%        57%        59%       62%
of Return              Maryland           33%        35%        37%        37%        38%        38%        38%        40%       42%
                       New Jersey         53%        56%        58%        58%        59%        59%        60%        62%       55%
                       Ohio               37%        40%        41%        41%        42%        42%        43%        44%       47%
                       Pennsylvania       41%        44%        45%        46%        46%        47%        47%        49%       51%
                       Wisconsin          26%        27%        28%        29%        29%        30%        30%        31%       33%

Net Present Value      California     $ 3,077    $ 3,331    $ 3,483    $ 3,534    $ 3,585    $ 3,636    $ 3,686    $ 3,839   $ 4,093
                       Maryland       $ 1,692    $ 1,869    $ 1,975    $ 2,010    $ 2,046    $ 2,081    $ 2,117    $ 2,223   $ 2,400
                       New Jersey     $ 3,308    $ 3,575    $ 3,735    $ 3,788    $ 3,841    $ 3,895    $ 3,948    $ 4,108   $ 4,375
                       Ohio           $ 2,015    $ 2,210    $ 2,327    $ 2,366    $ 2,405    $ 2,444    $ 2,483    $ 2,600   $ 2,795
                       Pennsylvania   $ 2,338    $ 2,551    $ 2,679    $ 2,721    $ 2,764    $ 2,807    $ 2,849    $ 2,977   $ 3,190
                       Wisconsin      $ 1,092    $ 1,235    $ 1,321    $ 1,350    $ 1,379    $ 1,408    $ 1,436    $ 1,522   $ 1,666


Payback Period         California        1.94       1.84       1.79       1.77       1.75       1.73       1.71       1.37      1.59
                       Maryland          2.80       2.65       2.57       2.55       2.52       2.49       2.47       2.40      2.29
                       New Jersey        1.85       1.75       1.70       1.68       1.66       1.65       1.63       1.58      1.51
                       Ohio              2.54       2.41       2.33       2.31       2.28       2.26       2.24       2.17      2.07
                       Pennsylvania      2.32       2.20       2.13       2.11       2.09       2.07       2.05       1.99      1.90
                       Wisconsin         3.47       3.28       3.18       3.14       3.11       3.08       3.05       2.96      2.83

Retrofits
Inernal Rate of Return California         33%        36%        37%        37%        30%        38%        39%        40%       42%
                       Maryland           21%        22%        23%        24%        24%        24%        25%        26%       27%
                       New Jersey         35%        38%        39%        39%        40%        40%        41%        42%       44%
                       Ohio               24%        26%        27%        27%        27%        28%        28%        29%       31%
                       Pennsylvania       27%        29%        30%        30%        31%        31%        31%        32%       34%
                       Wisconsin          15%        16%        17%        17%        18%        18%        18%        19%       21%

Net Present Value      California     $10,313    $11,388    $12,032    $12,247    $12,462    $12,577    $12,892    $13,537   $14,611
                       Maryland       $ 4,453    $ 5,202    $ 5,651    $ 5,801    $ 5,951    $ 6,101    $ 6,250    $ 6,700   $ 7,449
                       New Jersey     $11,290    $12,419    $13,096    $13,322    $13,547    $13,773    $13,999    $14,676   $15,805
                       Ohio           $ 5,821    $ 6,645    $ 7,140    $ 7,305    $ 7,470    $ 7,635    $ 7,800    $ 8,295   $ 9,120
                       Pennsylvania   $ 7,188    $ 8,089    $ 8,629    $ 8,809    $ 8,990    $ 9,170    $ 9,350    $ 9,890   $10,791
                       Wisconsin      $ 1,914    $ 2,522    $ 2,886    $ 3,008    $ 3,129    $ 3,251    $ 3,372    $ 3,737   $ 4,345

Payback Period         California        2.79       2.64       2.56       2.53       2.51       2.48       2.45       2.39      2.28
                       Maryland          4.03       3.81       3.69       3.65       3.62       3.58       3.54       3.44      3.28
                       New Jersey        2.65       2.51       2.43       2.41       2.39       2.36       2.34       2.27      2.17
                       Ohio              3.65       3.45       3.35       3.31       3.28       3.24       3.21       3.12      2.97
                       Pennsylvania      3.34       3.16       3.06       3.03       3.00       2.97       2.94       2.85      2.72
                       Wisconsin         4.98       4.72       4.57       4.52       4.47       4.43       4.39       4.26      4.06

                                                                           DRAFT
                                              THE ECONOMICS RESOURCE GROUP, INC.

Elgin MLBS                                                                    53
--------------------------------------------------------------------------------


         Project Sensitivity to Variation in Building Hours of Operation

                                                                               Hours of Operation
                                      ----------------------------------------------------------------------------------------------
New Construction                         3060       3230       3332       3366       3400       3434       3468       3570      3740
                                      ----------------------------------------------------------------------------------------------
Internal Rate          California         50%        53%        55%        55%        56%        56%        57%        59%       62%
of Return              Maryland           33%        35%        37%        37%        38%        38%        38%        40%       42%
                       New Jersey         53%        56%        58%        58%        59%        59%        60%        62%       65%
                       Ohio               37%        40%        41%        41%        42%        42%        43%        44%       47%
                       Pennsylvania       41%        44%        45%        46%        46%        47%        47%        49%       51%
                       Wisconsin          26%        27%        28%        29%        29%        30%        30%        31%       33%

Net Present Value      California     $ 3,077    $ 3,331    $ 3,483    $ 3,534    $ 3,585    $ 3,636    $ 3,686    $ 3,839   $ 4,093
                       Maryland       $ 1,692    $ 1,869    $ 1,975    $ 2,010    $ 2,046    $ 2,081    $ 2,117    $ 2,223   $ 2,400
                       New Jersey     $ 3,308    $ 3,575    $ 3,735    $ 3,788    $ 3,841    $ 3,895    $ 3,948    $ 4,108   $ 4,375
                       Ohio           $ 2,015    $ 2,210    $ 2,327    $ 2,366    $ 2,405    $ 2,444    $ 2,483    $ 2,600   $ 2,795
                       Pennsylvania   $ 2,338    $ 2,551    $ 2,679    $ 2,721    $ 2,764    $ 2,807    $ 2,849    $ 2,977   $ 3,190
                       Wisconsin      $ 1,092    $ 1,235    $ 1,321    $ 1,350    $ 1,379    $ 1,408    $ 1,436    $ 1,522   $ 1,666

Payback Period         California        1.94       1.84       1.79       1.77       1.75       1.73       1.71       1.67      1.59
                       Maryland          2.80       2.65       2.57       2.55       2.52       2.49       2.47       2.40      2.29
                       New Jersey        1.85       1.75       1.70       1.68       1.66       1.65       1.63       1.58      1.51
                       Ohio              2.54       2.41       2.33       2.31       2.28       2.26       2.24       2.17      2.07
                       Pennsylvania      2.32       2.20       2.13       2.11       2.09       2.07       2.05       1.99      1.90
                       Wisconsin         3.47       3.28       3.18       3.14       3.11       3.08       3.05       2.96      2.83

Retrofits
Internal Rate          California         33%        36%        37%        37%        38%        38%        39%        40%       42%
of Return              Maryland           21%        22%        23%        24%        24%        24%        25%        26%       27%
                       New Jersey         35%        38%        39%        39%        40%        40%        41%        42%       44%
                       Ohio               24%        26%        27%        27%        27%        28%        28%        29%       31%
                       Pennsylvania       27%        29%        30%        30%        31%        31%        31%        32%       34%
                       Wisconsin          15%        16%        17%        17%        18%        18%        18%        19%       21%

Net Present Value      California     $10,313    $11,388    $12,032    $12,247    $12,462    $12,677    $12,892    $13,537   $ 4,611
                       Maryland       $ 4,453    $ 5,202    $ 5,651    $ 5,801    $ 5,951    $ 6,101    $ 6,250    $ 6,700   $ 7,449
                       New Jersey     $11,290    $12,419    $13,096    $13,322    $13,547    $13,773    $13,999    $14,676   $15,805
                       Ohio           $ 5,821    $ 6,645    $ 7,140    $ 7,305    $ 7,470    $ 7,635    $ 7,800    $ 8,295   $ 9,120
                       Pennsylvania   $ 7,188    $ 8,089    $ 8,629    $ 8,809    $ 8,990    $ 9,170    $ 9,350    $ 9,890   $10,791
                       Wisconsin      $ 1,914    $ 2,522    $ 2,886    $ 3,008    $ 3,129    $ 3,251    $ 3,372    $ 3,737   $ 4,345

Payback Period         California        2.79       2.64       2.56       2.53       2.51       2.48       2.46       2.39      2.28
                       Maryland          4.03       3.81       3.69       3.65       3.62       3.58       3.54       3.44      3.28
                       New Jersey        2.65       2.51       2.43       2.41       2.39       2.36       2.34       2.27      2.17
                       Ohio              3.65       3.45       3.35       3.31       3.28       3.24       3.21       3.12      2.97
                       Pennsylvania      3.34       3.16       3.06       3.03       3.00       2.97       2.94       2.85      2.72
                       Wisconsin         4.98       4.72       4.57       4.52       4.47       4.43       4.39       4.26      4.06

                                                                           DRAFT
                                              THE ECONOMICS RESOURCE GROUP, INC.

Elgin MLBS                                                                    55
--------------------------------------------------------------------------------


                Project Sensitivity to Variation in Discount Rate

                                                   Discount Rate Variation
                                         ---------------------------------------
New Construction                             20%       15%        10%         6%
                                         ---------------------------------------
Internal Rate of Return   California         56%       55%        56%        56%
                          Maryland           38%       38%        38%        38%
                          New Jersey         59%       59%        59%        59%
                          Ohio               42%       42%        42%        42%
                          Pennsylvania       46%       46%        46%        46%
                          Wisconsin          29%       29%        29%        29%

Net Present Value         California     $ 1,994    $2,668    $ 3,585    $ 4,571
                          Maryland       $   937    $1,407    $ 2,046    $ 2,733
                          New Jersey     $ 2,170    $2,379    $ 3,841    $ 4,878
                          Ohio           $ 1,184    $1,701    $ 2,405    $ 3,162
                          Pennsylvania   $ 1,430    $1,996    $ 2,764    $ 3,591
                          Wisconsin      $   479    $  861    $ 1,379    $ 1,937

Payback Period            California        1.75      1.75       1.75       1.75
                          Maryland          2.52      2.52       2.52       2.52
                          New Jersey        1.66      1.66       1.66       1.66
                          Ohio              2.28      2.28       2.28       2.28
                          Pennsylvania      2.09      2.09       2.09       2.09
                          Wisconsin         3.11      3.11       3.11       3.11

Retrofits
Internal Rate of Return   California         38%       38%        38%        38%
                          Maryland           24%       24%        24%        24%
                          New Jersey         40%       40%        40%        40%
                          Ohio               27%       27%        27%        27%
                          Pennsylvania       31%       31%        31%        31%
                          Wisconsin          18%       18%        18%        18%

Net Present Value         California     $ 5,732    $8,585    $12,462    $16,637
                          Maryland       $ 1,260    $3,249    $ 5,951    $ 8,860
                          New Jersey     $ 6,477    $9,475    $13,547    $17,933
                          Ohio           $ 2,303    $4,494    $ 7,470    $10,675
                          Pennsylvania   $ 3,347    $5,739    $ 8,990    $12,489
                          Wisconsin      $   678    $  936    $ 3,129    $ 5,491

Payback Period            California        2.51      2.51       2.51       2.51
                          Maryland          3.52      3.62       3.62       3.62
                          New Jersey        2.39      2.39       2.39       2.39
                          Ohio              3.28      3.28       3.28       3.28
                          Pennsylvania      3.00      3.00       3.00       3.00
                          Wisconsin         4.47      4.47       4.47       4.47

                                                                           DRAFT
                                              THE ECONOMICS RESOURCE GROUP, INC.

Elgin MLBS                                                                    56
--------------------------------------------------------------------------------


    Project Sensitivity to Variation in Existing Ballasts' Electricity Demand


                                                             Variation in Existing Ballasts' Electricity Demand
                                       ---------------------------------------------------------------------------------------------
Retrofits                                1.15       1.22       1.25       1.27       1.28       1.29       1.31       1.34      1.41
                                       ---------------------------------------------------------------------------------------------
Internal Rate of Reform California        27%        33%        36%        37%        38%        39%        40%        43%       48%
                        Maryland          16%        20%        23%        23%        24%        25%        26%        28%       32%
                        New Jersey        29%        25%        38%        39%        40%        41%        42%        45%       53%
                        Ohio              19%        23%        26%        27%        27%        28%        29%        31%       35%
                        Pennsylvania      22%        26%        29%        30%        31%        31%        32%        35%       39%
                        Wisconsin         11%        14%        16%        17%        18%        18%        19%        21%       24%

Net Present Value       California     $7,462    $ 9,962    $11,462    $11,962    $12,462    $12,962    $13,462    $14,963   $17,463
                        Maryland       $2,466    $ 4,208    $ 5,254    $ 5,602    $ 5,951    $ 6,299    $ 6,648    $ 7,694   $ 9,436
                        New Jersey     $8,294    $10,921    $12,497    $13,022    $13,547    $14,073    $14,598    $16,174   $18,801
                        Ohio           $3,631    $ 5,551    $ 6,702    $ 7,086    $ 7,470    $ 7,854    $ 8,238    $ 9,390   $11,309
                        Pennsylvania   $4,797    $ 6,893    $ 8,151    $ 8,570    $ 8,990    $ 9,409    $ 9,828    $11,086   $13,182
                        Wisconsin      $  301    $ 1,715    $ 2,564    $ 2,847    $ 3,129    $ 3,412    $ 3,695    $ 4,544   $ 5,958

Payback Period          California       3.28       2.84       2.63       2.57       2.51       2.45       2.39       2.24      2.03
                        Maryland         4.74       4.10       3.80       3.70       3.62       3.53       3.45       3.23      2.92
                        New Jersey       3.12       2.70       2.50       2.44       2.39       2.33       2.28       2.13      1.93
                        Ohio             4.29       3.72       3.44       3.36       3.28       3.20       3.13       2.93      2.55
                        Pennsylvania     3.92       3.40       3.15       3.07       3.00       2.93       2.86       2.68      2.42
                        Wisconsin        5.87       5.08       4.70       4.58       4.47       4.37       4.27       4.00      3.61

                                                                           DRAFT
                                              THE ECONOMICS RESOURCE GROUP, INC.